EXHIBIT 10.1

AGREEMENT

by and between

Rock of Ages Corporation

and

United Steelworkers of America, AFL-CIO-CLC

May 1, 2003

TABLE OF CONTENTS

AGREEMENT	..............................................................................................................................	1

ARTICLE 1 Term	..............................................................................................................................	1

ARTICLE 2 Hours of Work - Overtime.......................................................................................................		1

	2.1 Regular Hours .................................................................................................	1
	2.2 Maintenance Men ............................................................................................	2
	2.3 Saturday and Sunday Pay ................................................................................	2
	2.4 Extra Shift .......................................................................................................	2
	2.5 Miscellaneous ..................................................................................................	3

ARTICLE 3 Layoff Job Opportunity ............................................................................................................		3
	3.1 Layoff Job Opportunity ....................................................................................	3

ARTICLE 4 Wages .....................................................................................................................................		4
	4.1 Wage Increases and Minimum Wages ...............................................................	4
	4.2 Employment .....................................................................................................	6
	4.3 Wage Negotiations ...........................................................................................	6
	4.4 Wage Adjustment .............................................................................................	6
	4.5 Transfers ..........................................................................................................	6
	4.6 Infirm Employees ..............................................................................................	7
	4.7 Payment of Wages ...........................................................................................	7
	4.8 Workers' Compensation ...................................................................................	7
	4.9 Jury Duty .........................................................................................................	7

ARTICLE 5 Military Service ........................................................................................................................		8
	5.1 Military Service ................................................................................................	8

ARTICLE 6 Holiday Pay ..............................................................................................................................		8
	6.1 Paid Holidays ...................................................................................................	8
	6.2 Eligibility ...........................................................................................................	9
	6.3 Holiday Work ..................................................................................................	9
	6.4 Holiday Change ................................................................................................	10
	6.5 Holiday Premium ..............................................................................................	10

ARTICLE 7 Vacations .................................................................................................................................		10
	7.1 Vacation Period ...............................................................................................	10
	7.2 Vacation Payments ...........................................................................................	11
	7.3 Requirements ....................................................................................................	11

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7.4 Amount of Vacation .........................................................................................	12
7.5 Severance of Employment ................................................................................	14

ARTICLE 8 Bereavement/Birth of a Child ....................................................................................................	14
8.1 Five (5) Day Bereavement ................................................................................	14
8.2 Three (3) Day Bereavement ..............................................................................	15
8.3 Internment ........................................................................................................	15
8.4 One (1) Day Bereavement ................................................................................	15
8.5 Birth or Adoption of a Child ..............................................................................	15

ARTICLE 9 Insurance ..................................................................................................................................	16
9.1 Insurance .........................................................................................................	16
9.2 Benefits ............................................................................................................	16
9.3 Contributions ....................................................................................................	18
9.4 Disability ..........................................................................................................	18
9.5 Retired Employees ....................................................................... ...................	19
9.6 Consultant ........................................................................................................	19
9.7 Insurance Objectives ........................................................................................	19
9.8 Delinquency .....................................................................................................	19

ARTICLE 10 Pension Plan Agreement .........................................................................................................	20
10.1 Merger of the Pension Plan .............................................................................	20
10.2 Incorporate Documents ..................................................................................	20
10.3 Contribution Rate ...........................................................................................	20
10.4 Covered Employees .......................................................................................	20
10.5 Hours Worked ...............................................................................................	20
10.6 Payment of Contribution .................................................................................	20
10.7 Coverage - Newly Hired Employees Not Previously Covered..........................	21
10.8 Coverage - Newly Hired Employees Who Were Previously Covered ..............	21
10.9 Contribution Reports and Data .......................................................................	21
10.10 Delinquent Employers ..................................................................................	21

ARTICLE 11 401K Plan .............................................................................................................................	22
11.1 401K Plan .....................................................................................................	22

ARTICLE 12 Notices ..................................................................................................................................	22
12.1 Bulletin Boards ..............................................................................................	22
12.2 Holiday Notice ..............................................................................................	22
12.3 Emergencies ..................................................................................................	22
12.4 Plant Bidding .................................................................................................	22
12.5 Union Postings ...............................................................................................	23

ARTICLE 13 Layoff, Recall, Reinstatement After On-the-Job Injury ............................................................	23
13.1 Layoff and Recall ..........................................................................................	23
13.2 Layoffs .........................................................................................................	23
13.3 Layoff Job Opportunity .................................................................................	24
13.4 Seniority .......................................................................................................	25
13.5 Seniority Roster ............................................................................................	25

ARTICLE 14 Union Security ......................................................................................................................	25
14.1 Union Security ..............................................................................................	25

ARTICLE 15 Check-off ..............................................................................................................................	25
15.1 Check-Off .....................................................................................................	25
15.2 Union Copy ...................................................................................................	26
15.3 Dues Penalty ..................................................................................................	26
15.4 Journeyman Dues ...........................................................................................	26
15.2 Sign-Ups ........................................................................................................	26

ARTICLE 16 Dispute Settlement .................................................................................................................	26
16.1 Dispute Settlement .........................................................................................	26
16.2 Company Grievances .....................................................................................	27
16.3 Signed Grievances .........................................................................................	27
16.4 Rules .............................................................................................................	27

ARTICLE 17 Plant Access ..........................................................................................................................	28
17.1 Plant Access ..................................................................................................	28

ARTICLE 18 Nondiscrimination ...................................................................................................................	28
18.1 Non Discrimination .........................................................................................	28

ARTICLE 19 Public Insurance .....................................................................................................................	29
19.1 Reinstatement to Job ......................................................................................	29
19.2 Unemployment/Workers Compensation ..........................................................	29

ARTICLE 20 Mutual Cooperation ...............................................................................................................	29
20.1 Mutual Cooperation .......................................................................................	29

ARTICLE 21 Labor Management Team ......................................................................................................	30
21.1 Labor-Management Team (LMT) ..................................................................	30

ARTICLE 22 Safety Measures ....................................................................................................................	31
22.1 Safety Glasses ...............................................................................................	31
22.2 Miscellaneous ................................................................................................	31

22.3 Plant Heat ......................................................................................................	32
22.4 Consultation and Enforcement ........................................................................	32
22.5 Legal Obligations ...........................................................................................	32

ARTICLE 23 Probationary Period ...............................................................................................................	32
23.1 Probationary Period ......................................................................................	32

ARTICLE 24 Apprentices ...........................................................................................................................	33
24.1 Apprentices ...................................................................................................	33
24.2 Reduction of Work ........................................................................................	33
24.3 Apprentice Wages .........................................................................................	33

ARTICLE 25 Leaves of Absence ................................................................................................................	33
25.1 General Leave of Absence - Leave ................................................................	33
25.2 Union Leave ..................................................................................................	33
25.3 Presidential - Executive Board Leave .............................................................	34

ARTICLE 26 Discipline/Discharge ...............................................................................................................	34
26.1 Discipline/Discharge .......................................................................................	34
26.2 Written Warnings ...........................................................................................	34

ARTICLE 27 Interdivisional Maintenance Work ..........................................................................................	34
27.1 Interdivisional Maintenance Work ..................................................................	34

ARTICLE 28 Subcontracting .......................................................................................................................	35
28.1 Subcontracting ..............................................................................................	35

Signatures .............................................................................................................	36, 37

CALENDAR OF HOLIDAYS .............................................................................	38

Side Letter Agreement ...........................................................................................	39

AGREEMENT

Agreement entered into as of May 1, 2003 by and between the ROCK OF AGES CORPORATION of Graniteville, Vermont (the Company) its successors and assigns and the UNITED STEELWORKERS OF AMERICA, AFL‑CIO‑CLC on behalf of USWA Amalgamated Local #4 (the Union). In consideration of the mutual covenants herein contained, it is agreed as follows:

ARTICLE 1
Term

This Agreement shall be effective May 1, 2003 and shall continue in full force and effect through April 28, 2006 and from year to year thereafter, unless either party gives notice to the other, not less than sixty (60) days prior to April 28, 2006 or prior to April 30 of any year thereafter, that it desires to alter, amend or terminate any or all of the terms hereof.

ARTICLE 2
Hours of Work ‑ Overtime

2.1 Regular Hours

(a) Eight (8) hours shall constitute a day's work, five (5) days shall constitute a week's work, Monday to Friday inclusive. Daily working hours will begin no earlier than 7:00 a.m. and end no later than 3:30 p.m., except as modified pursuant to either of the following paragraphs:

     (i)  The above schedule of working hours may be changed for seasonal and other reasons by mutual agreement, provided, however, that between January 1 and March 15, an eight (8) hour shift to end no later than 5:00 p.m. can be established for all employees of a saw plant or for the sawyers in a manufacturing plant having a saw which is subject to outdoor weather for periods during which the employer has a reasonable expectation that inclement weather will otherwise adversely affect his operations.

     (ii) If the Company desires to change the regular daily working hours to begin no earlier than 7:30 a.m. and to end no later than 5:00 p.m. during the period in which Eastern Standard Time is in effect, the Company has the option to make such change if a majority of the employees represented by this Union and a majority of its employees represented by any other local Union, voting separately in a vote conducted by the respective Union representatives, approve that change in hours.

(b) All work done outside the working hours as prescribed above and work done during the regular lunch period shall be paid at time and one‑half.

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(c) Overtime will be distributed as equitably as is practicable and will be assigned to employees based on such factors as who regularly works in the areas, who regularly performs the work and special circumstances. Refusal of overtime shall not preclude a man from future overtime. However, any refused hours will be included when determining equitable distribution. Whenever possible, weekday overtime requests will be made no later than noon on the preceding day, and weekend requests will be made by noon on Thursday.

(d) An employee and an employer may, by mutual agreement, arrange a schedule for the employee which differs from the general schedules set forth in this Article. The Union will be notified of such arrangement. No such arrangement shall extend for more than two (2) weeks unless approved by the Union.

2.2 Maintenance Men

The working day for maintenance men, regularly employed as such, shall be of eight (8) hours' duration to be worked between 7:00 a.m. and 3:30 p.m. and the working week shall be of forty (40) hours' duration to be worked from Monday to Friday, inclusive. The overtime rate shall be at time and one‑half for all hours worked over any continuous eight (8) hour period, excluding lunch hour. The lunch hour of thirty (30) minutes is to be taken at the option of the employee.

2.3 Saturday and Sunday Pay

All work done on Saturday shall be paid at time and one‑half. Work shall be regarded as being performed on Saturday only if an employee's shift begins on Saturday. Work done on Sunday shall be paid at double time.

2.4 Extra Shift

(a) It is agreed that the Company shall have the privilege of operating three (3) shifts. One (1) shift is to be the established working day and to be paid as per Article 4 of this Agreement. The second (2nd) and third (3rd) shifts shall be of eight (8) hours' duration including a one‑half (1/2) hour meal period which will be paid. In addition to payment for work performed in accordance with Article 4 of this Agreement, employees and apprentices working on the second (2nd) or third shift shall receive a shift premium of One Dollar and Fifty-five Cents ($1.55) per hour in the first year of this contract; one dollar and sixty cents ($1.60) per hour in the second year of this contract; and one dollar and seventy cents ($1.70) in the third year of this contract.

(b) The Company shall not require any employee to work alone unless a telephone is readily available on the premises and a beeper with an automatic safety call‑in every fifteen (15) minutes unless deactivated by the employee.

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2.5 Miscellaneous

(a) Saturday Work. It is mutually agreed that work done on Saturday by grouters, tool grinders and saw helpers shall not include any lumping, boxing, running of derricks or mechanical repair work.

(b) Regular Lunch Period. No work is to be done during the regular lunch period except in a case of emergency where it is necessary. If the Company desires to change the regular lunch period from one (1) hour to one‑half (1/2) hour, the Company has the option to make such change if a majority of the employees represented by this Union and a majority of the employees represented by any other local Union, voting separately in a vote conducted by the respective Union representatives, approve that change in hours.

(c) Notice of Absence. Employees are obligated to give notice, as soon as possible, to the Company on the day they are unable to report for work. This should be done as soon as possible and include the reason for absence or lateness. An absence for three (3) consecutive scheduled workdays without notifying the Company will subject the employee to discipline, up to and including discharge.

(d) Report Pay. In the absence of a notice not to report to work, should any employee report to work and be discharged before work begins or during the first two (2) hours of the day, he shall be paid no less than two (2) hours' pay.

(e) In assigning employees to work on the second (2nd) and/or third (3rd) shift, the Company shall first seek volunteers with preference being given on the basis of length of service (seniority) with the Company subject to demonstrated ability to perform the work on those shifts. If there are not sufficient volunteers, employees shall be assigned on the basis of inverse seniority, subject to demonstrated ability to perform the work on those shifts.

ARTICLE 3
Layoff Job Opportunity

3.1 Layoff Job Opportunity

In the event of a layoff of employees covered by this contract and if the Company has need for additional manpower in any of its other divisions in Barre or Bethel, the Company will offer these positions to the laid‑off employees by seniority subject to ability and physical fitness and a sixty (60) day probationary period. The employee selected may accept the position offered or elect to take the layoff. During the probationary period, the successful employee may revert to layoff status at his option. If the position available is covered by a different contract, the employee shall not be required to change groups unless he is not returned to his former position within twelve (12) months. The employees shall suffer no loss of seniority for such assignment when he is returned to his former position. Employees will be returned to their former positions by seniority if and when work becomes available.

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It is contemplated that the employees choosing to work in a new division will be assigned entry level positions. If the employee is assigned to a classification higher than laborer, grouter, plant sweeper, tool grinder or quarryman, the employee shall not hold the position for more than sixty (60) days without the consent of the Union. Those accepting assignment in another division will be the lowest in seniority in that division. If an employee does not honor a recall notice to his former position, or is employed in the new division for more than twelve (12) months, his seniority in his prior division shall be lost and his seniority date in his new division shall be his start date with that division except if otherwise agreed by the Company and Union.

The Company and the Union agree that as a new and untested provision, either the Union or the Company may cancel this provision with thirty (30) days' prior written notice of cancellation.

ARTICLE 4
Wages

4.1 Wage Increases and Minimum Wages

(a) Effective May 2, 2003 each employee in the bargaining unit shall receive the following minimum wage rates:

May 2, 2003

Group A
Drivers‑Permanently assigned over‑the‑road
(Barre area), 10‑wheel, carrying blocks
or slabs over 15 tons, with a majority of
time spent in such over‑the‑road driving ........................................................$16.15

Group B
Maintenance .....................................................................................................$15.95

Group C
Lumpers/crane operators, Boxer/Washstand,
Fork lift operators, Yardman, Shipper,
Light Truck Drivers ..........................................................................................$15.85

Group D
Grouter, Plant Sweeper, Tool Grinder, Saw Helper .........................................$15.60

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Note: all existing employees grandfathered at existing pay levels if over new minimums.

(b) Effective April 26, 2004 each employee in the bargaining unit shall receive a wage increase of fifty five cents ($.55) per hour, and the minimum wage rate shall be as follows:

April 26, 2004

Group A
Drivers‑Permanently assigned over‑the‑road
(Barre area), 10‑wheel, carrying blocks
or slabs over 15 tons, with a majority of
time spent in such over‑the‑road driving .....................................................$16.70

Group B
Maintenance ..................................................................................................$16.50

Group C
Lumpers/crane operators, Boxer/Washstand,
Fork lift operators, Yardman, Shipper,
Light Truck Drivers ......................................................................................$16.40

Group D
Grouter, Plant Sweeper, Tool Grinder, Saw Helper .....................................$16.15

(c) Effective April 25, 2005 each employee in the bargaining unit shall receive a wage increase of fifty cents ($.50) per hour, and the minimum wage rates shall be as follows:

April 25, 2005

Group A
Drivers‑Permanently assigned over‑the‑road
(Barre area), 10‑wheel, carrying blocks
or slabs over 15 tons, with a majority of
time spent in such over‑the‑road driving .....................................................$17.20

Group B
Maintenance .................................................................................................$17.00

Group C
Lumpers/crane operators, Boxer/Washstand,
Fork lift operators, Yardman, Shipper,
Light Truck Drivers ......................................................................................$16.90

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Group D
Grouter, Plant Sweeper, Tool Grinder, Saw Helper .....................................$16.65

(d) Apprentice wage rates shall be the following percentage of the applicable journeyman rate:

Start:                           70%     After 6 months:               90%

After 3 months:            80%     After 1 year:                 100%

4.2 Employment

It is mutually agreed and understood between the Company and the Union that employment on a weekly basis shall not be permitted in any plant covered by this Agreement.

4.3 Wage Negotiations

It is mutually agreed by both parties that types of labor performed for which no classification or minimum wage rates have been fixed can at any time be opened by either party and submitted to the Labor Management Team (LMT) of the Union and the Company. The decisions of the LMT under this Article shall be subject to ratification by the Company and the Union. If the LMT fails to agree or if the Agreement is not ratified by both parties, either party may invoke arbitration within twenty (20) calendar days after the LMT has failed to agree or the parties have failed to ratify, as the case may be. The arbitration procedure will otherwise be in accordance with Article 16.1 beginning at Step 4.

4.4 Wage Adjustment

If at any time during the existence of this Agreement an increase should be granted, any employee receiving more than the minimum wage as provided in this Agreement should receive the same wage adjustments but for no reason shall his wages be reduced before making said adjustments.

4.5 Transfers

When a employee, except an apprentice, is required to fill the place of another employee receiving a higher rate of wages, under Article 4, he shall receive the higher contract rate while performing these duties, but if required to fill the place of another employee receiving a lower rate, for a period of thirty (30) days his rate will not be changed.

The Union understands that there is a need for flexibility within the Company to assure for an efficient operation. The Company and Union agree that the Company may assign employees from one plant to work "temporarily" in another plant. The word "temporary" is understood and agreed to mean the limited covering for sickness, vacations, injuries, operational emergencies and/or the scope and/or the duration of a particular project or projects. It is not the intent of the Company to use temporary assignments as a means to replace or displace an employee in one plant with an employee from another plant. In the event the Union believes that the Company has not complied with this provision, the Union may bring the situation in question to the Labor-Management Team ("LMT") for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

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4.6 Infirm Employees

Employees who through infirmity or other reasons are not able to earn the wage given in this Agreement may work for such wages as may be satisfactorily agreed upon between the Union representative, the employee and the Company.

4.7 Payment of Wages

(a) Wages may be paid by cash or check in an envelope at the option of the Company. In the event of a default in payment of such check by the Company, such option shall be revoked and payment shall thereafter be in cash. Wages to be paid in full weekly and within five (5) days of the time they become due, and to be paid during working hours; not more than five (5) days to be retained.

(b) Any employee discharged shall receive his pay immediately. Any employee leaving shall notify the Company and having complied with this requirement shall receive his pay in cash or check on the regular pay day for the week of separation in person or by mail at the option of the employee.

(c) The Company shall be required to furnish employees with written information weekly which shall designate the total earnings, total withholdings, number of hours worked at straight time and number of hours at overtime and rate of pay.

4.8 Workers' Compensation

If an employee has to leave work because of a workers' compensation injury and is unable to return, he shall suffer no loss of straight time pay for that day.

4.9 Jury Duty

An employee who is required to report for jury duty on a day when he otherwise would have worked shall receive regular straight‑time pay for up to a maximum of thirty (30) days per calendar year. The Company can require verification of jury duty served. It is understood that if an employee is released from jury duty so that he can reasonably report for work at least three (3) hours before the end of his scheduled shift, he must report for work that day.

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ARTICLE 5
Military Service

5.1 Military Service

Employees' rights shall not be forfeited because of service with the Government during national emergencies. The Company agrees to abide by national laws covering rehiring of veterans.

ARTICLE 6
Holiday Pay

6.1 Paid Holidays

(a) The nine (9) paid holidays shall be: the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, July Fourth, Labor Day, Veterans' Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day, and shall be paid regardless of whether the holiday falls on a Saturday or Sunday. In addition, there shall be a paid holiday for New Year's Day, subject to the following terms and conditions. To be eligible for this holiday, an employee must satisfy all eligibility requirements of this Article. In addition, the employee must work during the week in which the New Year's holiday falls. Payment of the Christmas holiday does not affect eligibility for the New Year's holiday. There shall be a paid holiday for Rock of Ages Employee Appreciation Day to be observed by all employees on the Tuesday following Labor Day holiday. The holidays will be observed during the term of this contract on the dates shown on the attached Calendar of Holiday Observances. In the event the Veteran's Day holiday shown on the attached Calendar does not fall on the designated National holiday, employees may take paid vacation or unpaid personal time to attend Veteran's Day observances given notice to management of at least one week.

(b) If a holiday falls on Saturday or Sunday, it shall be observed on the following Monday, in accordance with the holiday calendar attached hereto.

(c) Employees who are laid off during either of the weeks in which Town Meeting days or Thanksgiving falls shall not be eligible for holiday pay in those weeks. Instead, such employees must as individuals report to work on the first (1st) work day following the conclusion of any such layoff and such employees may collectively and mutually agree with the Company on days when they will, as a group, take personal days off with pay if they were otherwise eligible for the holiday pay. Such personal days must be taken within thirty (30) days after the first work day following the conclusion of the layoff in question and if mutual agreement is not reached, the employees will receive pay in lieu of any holidays to which they were entitled.

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(d) An employee absent because of an off-the-job accident or sickness who is receiving sickness and accident benefits will be paid his regular-wage holiday pay in lieu of his daily sickness and accident benefit.

6.2 Eligibility

(a) The employee must have at least thirty (30) working days accumulated service to be eligible for paid holidays. After completing thirty (30) working days' service any paid holiday that fell within the thirty (30) working day period becomes payable. If an employee quits before he has accumulated thirty (30) working days' service, no holiday pay is due. If he is laid off or is discharged through no fault of his own before he has accumulated thirty (30) working days' service, any holiday which fell within the period of his employment and discharge becomes due and payable.

(b) Subject to the provisions of 6.1 (c), any employee who works to within four (4) working days of a paid holiday and who has thirty (30) working days' accumulated service with the Company and is then discharged or laid off will receive nevertheless the holiday pay.

(c) When a holiday falls in an employee's vacation week, the employee shall receive pay for that day at straight time in addition to vacation pay.

(d) During the week of a paid holiday, the employee must work a minimum of a full scheduled work week excluding the holiday or holidays less one (1) scheduled workday. Exceptions to the above ruling can be made only by prior arrangements with the Company. Sickness during the week of a holiday shall not disqualify an employee if he has notified the Company.

(e) No employee shall be entitled to the holiday pay as provided in this Article if such employee is not working and is receiving compensation or benefits during such period in which he is not working, whether he is receiving such compensations or benefits under the State Unemployment Compensation Act, State Workers Compensation Act , Granite Group Insurance Trust, or from any similar source to which the Company contribute except as provided for under Article 6, subsection 6.1(d). Apprentices are eligible for paid holidays.

6.3 Holiday Work

Work done on the following holidays, namely, January 1st, the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, July Fourth, Labor Day, Employee Appreciation Day, Veterans Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day, shall be paid as double time.

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6.4 Holiday Change

In the event of a state or federal law affecting the date on which holidays are celebrated, the parties hereto will negotiate with respect to appropriate changes in this Article with the understanding that the number of holidays shall remain the same as set forth above.

6.5 Holiday Premium

Any paid days off to which an employee is entitled under this Article shall include second (2nd) and/or third (3rd) shift premiums, as the case may be, if the employee is assigned to such shift on the day(s) for which he is entitled to such pay.

ARTICLE 7
Vacations

7.1 Vacation Period

(a) The vacation period shall be May 1 to April 30, subject to the following conditions: In the event of a shutdown, the employee can defer his vacation to another date mutually agreed upon with his employer, in which case the Company shall notify the Union of the employees' names and deferred vacation dates; if there is a conflict in dates among employees seeking the same vacation time, seniority shall govern unless the Company can show that the senior employee's presence in the requested period is indispensable. Employees who are entitled to vacation who are scheduled to perform maintenance work may schedule and take vacations in accordance with existing practices. (The practice of permitting an employee to take a leave of absence without pay will be continued.)

(b) An employee must take at least one (1) week's vacation away from the job per contract year unless otherwise mutually agreed by the Company and the employee and approved by the Union.

(c) Employees must apply for vacations in writing prior to May 1. Written rejection stating the reason why in accordance with 7.1(a) shall be returned to the employee by June 1st or the vacation requested shall be deemed approved.

(d) Subject to the advance approval of management (which approval shall not be unreasonably withheld), employees may occasionally take one-half (1/2) day of vacation. Half-days cannot be scheduled on the annual vacation calendar.

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7.2 Vacation Payments

(a) Payments of vacation pay to employees will be made in advance. If an employee is permanently laid off or resigns, vacation pay or fraction thereof shall be payable in cash or check on the regular pay day for the week of separation.

7.3 Requirements

(a) Vacations will be granted to employees who have fulfilled the following requirements prior to May 1:

      (i) An employee must have worked ninety percent (90%) or more of the regular hours worked by the plant during his period of employment for the twelve (12) months preceding May 1, the start of the vacation period, to be eligible for full vacation earned.

      (ii) Three‑fifths (3/5ths) of full vacation earned if employee has worked eighty percent (80%) of the plant hours scheduled.

      (iii) No vacation earned if employee has worked less than eighty percent (80%) of the plant hours scheduled.

      (iv) Overtime hours worked shall be included in determining whether an employee has met the requirements of subsections (i) and (ii).

      (v) For apprentices, vacation accruals will begin once the employee has been with the Company for three (3) months and will be retroactive to his date of hire.

(b) For the purpose of determining whether the requirements above have been fulfilled and in computing the amount of vacation to which an employee is entitled under Section 7.4 below, the following additional rules shall govern:

     (i) Temporary layoff of sixty (60) days or over, USWA strike time or shutdowns due to business conditions do not count as earned time but do not terminate length of accumulated service. Permanent layoff, resignation, or discharge breaks length of service. If an employee is temporarily laid off and later asked to return to work with a guarantee of at least three (3) months' work and refuses to do so, then this constitutes a break in his length of service. If he is employed at a later date, it will be necessary to begin anew to build up years of service and earned time. Example: A man works two (2) years for one (1) employer and then is laid off for a period of nine (9) months. At the end of nine (9) months he returns to work for the same employer and works two (2) more years. His earned time is four (4) years.

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     (ii) An employee who has been employed by the Company for at least six (6) months shall be credited with up to a maximum period of one (1) year, time lost by employee's sickness or accident or absence sanctioned by management in writing, as earned timed and accordingly the employee will be paid vacation pay.

Example: A man works two (2) years and three (3) months for one (1) employer and then is absent from work for nine (9) months because of sickness. At the end of the nine (9) months' sickness, he returns to work. The earned time is three (3) years. If, after receiving vacation pay he then only works another two (2) months, he is entitled to two‑twelfths (2/12ths) of two (2) weeks' vacation; six (6) months, six‑twelfths (6/12ths) of two (2) weeks, and so forth.

7.4 Amount of Vacation

Vacations will be granted to employees as follows:

(a) First (1st) Week. One (1) week's vacation or fraction thereof will be granted employees with less than one (1) year of industry service on May 1 based upon the number of months he has been employed in accordance with the table below. This will establish him on a May 1 to May 1 basis for future vacation calculations.

Length of Industry Service		Vacation
1 mo.	1/12 of a week	3.3 hours
2 mos.	2/12 of a week	6.6 hours
3 mos.	3/12 of a week	10.0 hours
4 mos.	4/12 of a week	13.3 hours
5 mos.	5/12 of a week	16.5 hours
6 mos.	6/12 of a week	20.0 hours
7 mos.	7/12 of a week	23.1 hours
8 mos.	8/12 of a week	26.4 hours
9 mos.	9/12 of a week	30.0 hours
10 mos.	10/12 of a week	33.0 hours
11 mos.	11/12 of a week	36.3 hours
12 mos.	1 week	40.0 hours

(b) Second (2nd) Week. Employees with one (1) or more years of industry service on May 1 shall be entitled to two (2) weeks' vacation or any fraction thereof computed in accordance with the following table:

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Length of Industry Service		Vacation
1 mo.	1/12 of 2 weeks	6.6 hours
2 mos.	2/12 of 2 weeks	13.3 hours
3 mos.	3/12 of 2 weeks	20.0 hours
4 mos.	4/12 of 2 weeks	26.6 hours
5 mos.	5/12 of 2 weeks	33.3 hours
6 mos.	6/12 of 2 weeks	40.0 hours
7 mos.	7/12 of 2 weeks	46.6 hours
8 mos.	8/12 of 2 weeks	53.3 hours
9 mos.	9/12 of 2 weeks	60.0 hours
10 mos.	10/12 of 2 weeks	66.6 hours
11 mos.	11/12 of 2 weeks	73.3 hours
12 mos.	2 weeks	80.0 hours

(c) Third (3rd) Week. Employees will be granted a third (3rd) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the second (2nd) May of his continuous employment in the industry as follows:

2nd May -	1 day -	8 hours
3rd May -	2 days -	16 hours
4th May -	3 days -	24 hours
5th May -	1 week -	40 hours

Payment for such third (3rd) week's vacation or fraction thereof will be paid in accordance with Section 7.2 of this Article.

(d) Fourth (4th) Week. Employees will be granted a fourth (4th) week's vacation computed on a May 1 to May 1 basis beginning with the twenty‑fifth (25th) May of his continuous employment with the Company. Payment for such fourth (4th) week of vacation shall be in accordance with 7.2(a).

Employees will be granted a fourth (4th) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the twenty‑first (21st) May of his continuous employment with the Company as follows:

21st May -	1 day -	8 hours
22nd May -	2 days -	16 hours
23rd May -	3 days -	24 hours
24th May -	4 days -	32 hours
25th May -	5 days -	40 hours

(e) Such vacation (time off) or vacation pay shall be paid at the straight time hourly rate of pay in effect for said employees at the time of taking vacation or receiving fractional vacation pay upon separation from employment. In figuring all earned vacation, a percentage of the regular straight time hours worked during the year preceding May 1 will be used to determine the vacation pay. Overtime is not to be used in computing vacation time.

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Vacation pay and vacation bonuses shall include shift premiums for employees regularly assigned to the second (2nd) or third (3rd) shifts, as the case may be, when such vacation or bonus pay becomes due and payable.

(f) For the purpose of this Article, an employee's industry service shall be deemed terminated in the event the employee voluntarily leaves the industry.

(g) For the purpose of computing vacation pay or fractions thereof, an employee hired on or before the fifteenth (15th) day of a month shall be credited with the full pro rata vacation pay otherwise attributed to that month, and an employee hired after the fifteenth (15th) day of a month shall not be credited with any pro rata vacation pay for that month. An employee whose employment terminates on or after the fifteenth (15th) of the month shall be credited with full pro rata vacation pay otherwise attributable to that month. An employee whose employment terminates before the fifteenth (15th) of the month shall not be credited with pro rata vacation pay for that month.

EXAMPLE: A man comes to work on February 13, 1980. On May 1, 1980 he has completed three (3) months of employment and he is entitled to fractional vacation pay of three‑twelfths (3/12ths) of one (1) week. On May 1, 1981, the second (2nd) May of his employment, he is entitled to two (2) weeks' vacation pay payable at vacation time and one (1) day of vacation payable on the fourth (4th) regular pay day after his return to work. On May 1, 1982, he would be entitled to two (2) weeks and two (2) days; May 1, 1983 ‑two (2) weeks and three (3) days; and May 1, 1984 ‑ three (3) weeks. It is assumed in this example that the man worked at least ninety percent (90%) of the scheduled hours worked by the plant during each of the applicable twelve (12) month periods. If he has worked eighty percent (80%) of the time, he will receive three‑fifths (3/5ths) of the vacation pay otherwise due.

7.5 Severance of Employment

A new employee or an employee who is laid off, discharged or quits is to be allowed the vacation benefit to which he is entitled under Section 7.4 above, prorated according to his months of service; for example, one (1) month = 1/12th; three (3) months = 3/12ths; ten (10) Months = 10/12ths; etc. Employees discharged for cause shall not be eligible for pro rata vacation.

ARTICLE 8
Bereavement/Birth of a Child

8.1 Five (5) Day Bereavement

In the event an employee suffers the death of his child/stepchild, spouse, mother or father, and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to five (5) days off with pay, at his rate of pay.

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8.2 Three (3) Day Bereavement

In the event an employee suffers the death of his brother, sister, stepmother, stepfather, spouse's father, spouse's mother, grandchild, and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to three (3) days off with pay, at his rate of pay. In the event an employee suffers the death of his spouse's stepmother or stepfather and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to three (3) days off with pay, at his rate of pay.

8.3 Internment

If interment is postponed to a later date and occurs during the employee's scheduled work day, the employee may take one (1) of the three (3) foregoing days off with pay on the day of interment.

8.4 One (1) Day Bereavement

If an Employee attends the funeral of a significant other, an in-law, grandparent or the grandparent of his spouse or his spouse's brother or sister and it takes place on a day when he otherwise would have worked, he shall not suffer a loss of any straight time pay for that day.

Any paid days off to which an employee is entitled under this Article shall include second (2nd) and/or third (3rd) shift premiums, as the case may be, if the employee is assigned to such shift on the day(s) for which he is entitled to such pay.

8.5 Birth or Adoption of a Child

An employee will be entitled to one (1) day off with pay for the birth of the employee's biological child or the day of adoption of a child.

8.6    Bereavement While on Vacation

Employees who are on vacation when death occurs will receive the bereavement benefit, and may use the affected vacation days at a later date.

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ARTICLE 9
Insurance

9.1 Insurance

The Company agrees to provide group insurance to employees and dependents as set forth herein.

9.2 Benefits

(a) The health and welfare plan administered by the Company or its administrator as selected by the Company shall provide for benefits as follows:

      (i) Group Term Life Insurance ‑ $60,000.

      (ii) Sickness and Accident Insurance ‑ $330.00 per week effective May 2, 2003; $335.00 per week effective April 26, 2004; and $340.00 per week effective April 25, 2005 for fifty-two (52) weeks with a Social Security offset for the last twenty-six (26) weeks thereof; eligibility commences on the first (1st) day of accident or hospitalized sickness and the fifth (5th) day of non‑hospitalized sickness. If an employee qualifies for sickness and accident insurance because of five (5) days of non‑hospitalized sickness and remains qualified for at least one (1) additional week, the Company will pay the employee the current rate for the unpaid five (5) day qualifying period.

     (iii) Accidental Death or Dismemberment Insurance ‑ $60,000.

     (iv) Paid‑up Term Life Insurance.

           (1) Employees with ten (10) or more years of service retiring on a regular pension will be given a $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

          (2) Employees with ten (10) or more years of service retiring on an early retirement pension will be covered by a regular $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union; or until age sixty‑five (65) when it will be eliminated and replaced by a $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

           (3) Any employee with ten (10) or more years of service becoming totally disabled after May 1, 1981 will continue to receive coverage for the full amount of life insurance then in effect until he becomes substantially employed, as determined by the Company and Union at which time the insurance will be eliminated completely; or until age sixty‑five (65) when it will be eliminated and replaced by a $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

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            (4) The full amount of life insurance shall apply to employees with at least ten (10) years service, and the amount of insurance shall be prorated down by years of service for employees with less than ten (10) years of service.

     (v) Health Insurance ‑ The Company shall provide three (3) health insurance plansequivalent to the Blue Cross Vermont Health Partnership (VHP), the Blue Cross Vermont Freedom Plan (VFP) and the Blue Cross J Plan, subject to the following general conditions:

1.  The employee would have the option of selecting the VHP, VFP or the J plan, without any pressure to select any options.

2.   There shall be two (2) periods of open enrollment each year for all plans.

3.   The "J" Plan shall have a $10 office visit copay and a drug card with a $50 deducible, $10/$20/$35 copay. The Vermont Health Partnership (VHP) shall have a drug card with a $50 deducible, $10/$20/$35 copay, a $10 office visit copay, plus a $20 copay for visits to specialists. The Vermont Freedom Plan shall have a $10 office visit copay, a drug card with a $50 deductible, $10/$20/$35 copay and a $200 deductible.

 4.  Changes to any plan can be implemented at any time only when mutually agreed upon between both labor unions and management. Other insurers and third-party-administrators can be used as long as there is no reduction in benefit level at the time of the change, by the mutual agreement of both unions and management.

5.    Employees selecting the J plan shall be required to pay 17% of the premium, employees selecting the VFP shall be required to pay 15% of the premium in the first and second years, 16% in the third year, and employees selecting VHP shall be required to pay 12% of the premium.

6.    There shall be a dental plan, equivalent to the Delta Dental Preventer II with 100%-60%-0% coverage, provided to all employees who obtain health insurance under VHP. The employee contribution to the premium shall be 12%.

7.   There shall be a vision plan equivalent to the Vision Service Plan "A" with a $20.00 per year eye exam and $20.00 every two year material charge made available to all employees who obtain health insurance on the J plan, the VFP or the VHP plan. Employees on the J Plan shall be required to pay 17% of the premium, employees selecting the VFP shall be required to pay 15% of the premium in the first and second years, 16% in the third year, and employees on the VHP Plan will pay 12% of the premium.

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8.    There shall be a copay required for emergency room visits under the J plan and VFP of $25 in the first and second years and $50 in the third year to match the VHP $50 copay (waived if admitted).

(b) The insurance benefits which are provided for by the Company shall be described in a brochure which shall be distributed to employees by the Company. The terms and conditions under which such benefits are provided are governed by insurance agreements between the Company and its insurance carriers.

9.3 Contributions

The Company shall maintain life insurance coverage for three (3) months and shall continue its contributions for the health insurance coverage of a laid‑off employee for three (3) calendar months (provided the employee makes his contribution if any is required). If the employee is laid off on or before the fifteen (15th) of a month, that month shall be considered the first of the three (3) months; and if the employee is laid off after the fifteenth (15th) of a month, the following calendar month shall be considered the first (1st) of the three (3) months. If an active employee dies, the Company will continue health insurance coverage for qualifying survivors (if any) for a period of three (3) months at no cost to said survivor(s). This provision shall not apply to employees on layoff, Workers Compensation, or sickness and accident insurance. To keep policies in force, both Company and employee must pay his share while the employee is off the job because of sickness and accident, strike or lockout or any other suspension in the industry beyond the control of either management or labor.

9.4 Disability

If an employee is permanently and totally disabled, the Company shall continue its contribution for up to six (6) months, as described in previous section "Contributions." Thereafter, the Company will provide such health insurance contributions (provided the employee makes his contribution, if any is required) for five (5) years from the date when he ceased to work due to such disability. At the end of such five (5) year period, the Company shall thereafter continue its contributions for individual coverage only, as long as the employee is permanently and totally disabled, or until he reaches age sixty-five (65), whichever occurs sooner; provided, that the Company will not make any contributions described in this subsection (a) during any period when the employee or his spouse is employed and group health insurance benefits are available to them, or after he reaches age sixty-five (65). The Company and the Union may amend this subsection in their discretion.

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9.5 Retired Employees

Effective May 2, 1981, any employee who has retired between April 30, 1975 and April 28, 1990 under the provisions of the Barre Belt Granite Employer‑Union Pension Plan shall be allowed to continue group insurance coverage in the amount of $3,000 of term insurance, subject to any applicable insurance carrier rules and regulations. The full cost of such coverage will be paid by the retired employee at the group rate applicable to the term life insurance including such insurance for retired employees being provided through the Company. The premium shall be paid by such retired employee. The Company agrees to pay one (1) month's health care premium for each five (5) years of service with the Company, up to a maximum of two (2) month's premium.

9.6 Consultant

The Company is authorized to utilize the services of an impartial professional consultant as deemed necessary to advise concerning the proper operation of the insurance program.

9.7 Insurance Objectives

The parties agree to consider and implement by agreement health insurance cost containment measures with a view to improving and increasing the quality and efficiency of health care.

9.8 Delinquency

If the Company is delinquent more than thirty (30) days pursuant to this section; if the Union gives written notice to the Company of its intent to withhold the services of employees; and if the Company has not cured the delinquency by the appropriate payment or by entering into an arrangement satisfactory to the Trustees by the sixtieth (60th) day after the delinquency began; then the Union shall have the right to withhold the services of employees beginning on the sixtieth (60th) day of delinquency or fifteen (15) days after notice from the Union, whichever occurs later, if, and as long as, the Company is in violation of this section. For purposes of this paragraph, the Trustees shall be deemed to have delegated the judgment concerning whether the appropriate payment or a satisfactory arrangement has been reached to the Administrator. In addition, the Company shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent contributions.

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ARTICLE 10
Pension Plan Agreement

10.1 Merger of the Pension Plan

The Barre Belt Granite Employer - Union Pension Plan (the "Plan") has merged with and into the Steelworkers Pension Trust (the "Pension Trust") pursuant to the terms of a certain merger agreement (the "Merger Agreement") between the Plan and the Pension Trust, the terms of which are incorporate herein by reference. (Hereafter, the merger of the Plan and the Pension Trust is referred to as the "Merger".)

10.2 Incorporated Documents

This Article 10 incorporates by reference the terms of a Merger Agreement between the Plan and the Pension Trust, and the provisions of the documents governing the Pension Trust.

10.3 Contribution Rate

The month for which the contribution is due is referred to as the "benefit month" and the month prior to the benefit month is referred to as the "wage month." The Employer shall contribute to the Pension Trust each and every benefit month a sum of money equal to $1.35 per hour for each hour worked by all Covered Employees during the wage month. Effective April 26, 2004, the contribution shall increase to $1.40 per hour. Effective April 25, 2005, the contribution shall increase to $1.45 per hour.

10.4 Covered Employees

Covered Employees are all employees employed within the Union's Bargaining Unit who were actively employed by the Employer for any length of time during the wage month. The Employer is required to make a contribution to an employee whose employment is terminated during the wage month.

10.5 Hours Worked

The term "Hours Worked" means not only hours actually worked by Covered Employees, but also hours not actually worked but for which Covered Employees were paid because of vacation, holidays, jury duty or bereavement leave.

10.6 Payment of Contributions

Contributions are due from the Employer on the fifteenth (15th) day of the benefit month, commencing with the benefit month of February 1999 and each and every month thereafter so long as this agreement is in force.

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10.7 Coverage - Newly Hired Employees Not Previously Covered

Newly hired employees not previously covered by the Pension Trust are not considered Covered Employees until the first day of the first calendar month immediately after the commencement of employment. Such calendar month is the new employee's first benefit month. The immediately preceding calendar month is the employee's first wage month.

10.8 Coverage - Newly Hired Employees Who Were Previously Covered

Newly hired employees previously covered by the Pension Trust are considered Covered Employees as of the first day of the first calendar month immediately after the commencement of employment. This calendar month is the employee's first benefit month and the immediately preceding calendar month is the employee's first wage month.

10.9 Contribution Reports and Data

The Employer shall transmit to the Pension Trust with each contribution a contribution report on the form furnished by the Pension Trust on which the Employer shall report the names, status, hire and termination dates as applicable, as well as the total hours paid to each covered employee during the wage month. The Employer shall provide a copy of this report to the Union. The Employer further agrees to supply to the Pension Trust such further information as may from time to time be requested by it in connection with the benefits provided by said Pension Trust to said employees, and to permit audits of its books and records by the Pension Trust for the sole purpose of determining compliance with the terms and conditions of this Agreement.

10.10 Delinquent Employers

In the event that an Employer fails to maintain affiliation in good standing with the Pension Trust, the Employer shall be in violation of this Article 10, in addition to all other applicable standards. Immediately upon termination of the Employer's affiliation with the Pension Trust, the Union and the employees may withhold all services from the delinquent Employer until such time as the default has been cured to the satisfaction of the Pension Trust and the Union. In addition, the Company shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent conditions.

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ARTICLE 11
401(k) Plan

11.1 401(k) Plan

The Company agrees to establish and administer one (1) 401(k) program for all its Union employees which will comply with all the requirements of ERISA, the Internal Revenue Code and any other applicable laws.

The Company agrees to a match of thirty (30%) percent on an employee's first $1,000 contribution per year and ten (10%) percent thereafter per year up to the maximum contribution allowable by law per year.

 ARTICLE 12
Notices

12.1 Bulletin Boards

The Company shall install a bulletin board for joint use of the Company and Union.

12.2 Holiday Notice

Before suspending operations the day before or the day after a scheduled holiday, at least three (3) calendar days' notice must be posted on the bulletin board.

12.3 Emergencies

Except in circumstances which the Company could not reasonably foresee, at least twenty‑four (24) hours' notice of any other suspension of operations must be posted on bulletin boards stating when the plant will close as well as when work is to be resumed.

12.4 Plant Bidding

Positions either vacant or new will be posted within the affected plant. Employees will have two (2) days to bid for the posted job. The Company will fill the job based on seniority, ability, and physical fitness. Ability means knowledge and/or experience relating to the job in question at the time of the posting for the position. Should no bidder have the immediate ability to perform the posted job and the Company has an immediate need to fill the vacancy, the Company may hire a qualified outside applicant. If a training period is acceptable, bidders will be given preference over outside applicants. Situations which require extended training periods will be subject to a negotiated wage.

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12.5 Union Postings

The Company agrees to post notices of official Union business which are received by the Company from the Union.

ARTICLE 13
Layoff, Recall, Reinstatement After On‑the‑Job Injury

13.1 Layoff and Recall

(a) In the layoff and recall of employees, length of service shall be recognized subject to ability and physical fitness among employees engaged in the same category of work as enumerated in the classifications set forth in Section 4.1(a) of this Agreement. Employees shall have recall rights for twelve (12) months from the date of layoff.

(b) In the event a temporary seasonal layoff is to be implemented by the Company, the Company will post an announcement of the layoff and its anticipated duration. The Company agrees that employees may elect to take the layoff on a voluntary basis by seniority subject to ability. If all employees with the ability to do a particular job which will be worked during the layoff elect to take a voluntary layoff, then the Company will require the least senior employee with the ability to do the work. The voluntary layoff will be only for the posted duration of the layoff. If for any reason the layoff is to be extended beyond the posted period, the Company will notify those employees who have elected the voluntary layoff of the extension of the layoff and the anticipated duration of the extension. Senior employees on voluntary layoff with the ability to perform the jobs being worked during the extension of the layoff shall have the option to displace any junior employees performing the work or continue their voluntary layoff. This process shall continue until the end of the layoff. In accordance with 12.1 (a), no employee may extend his voluntary layoff beyond twelve (12) months since recall rights would be forfeited.

(c) It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability. An employee who recovers within two (2) years of the onset of the disability will be reinstated to a position suitable for the Employee given the position the Employee held at the time of the injury and the Employee's ability to safely perform the duties of the available position. An employee shall suffer no loss of seniority when reinstated in accordance with this Section 13.1 (c).

13.2 Layoffs

Layoffs are to be by individual plant(s). Of the laid-off personnel, the individual with the most seniority, subject to ability and/or physical fitness, will be afforded an opportunity to "temporarily transfer" to one of the other Rock of Ages facilities listed in Section 13.4 below if an opening exists and if he is qualified.

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While temporarily employed at one of the other Rock of Ages facilities, the employee will continue to accumulate seniority at the plant from which the employee was laid off prior to the temporary transfer.

13.3 Layoff Job Opportunity

Job openings at a specific plant will be handled per section 12.4 above. In the event the Company has laid off employees at other Company plants or Divisions covered by this contract, the Company will offer these positions first to the laid off employee(s) by seniority subject to ability and physical fitness before hiring outside applicants. The employee(s) selected may either accept the available position or elect to take a voluntary layoff any time during the initial sixty (60) day period. The employee(s) may revert to a voluntary layoff status at his or her option or the at the option of the Company.

If the position available is covered by another contract (i.e. Quarry) the employee(s) shall not be required to change groups unless he/she is not returned to his/her former position within the twelve (12) month layoff and recall period.

The employee(s) shall suffer no loss of seniority for such assignment when returned to the former position. Employees will return to former positions by seniority, subject to ability and physical fitness, if and when work becomes available.

The Union will be immediately notified of the employee(s) who accept assignment in another plant and/or division. Upon acceptance these employees will initially hold the lowest seniority in that plant and/or division.

Upon recall, if an employee does not honor a "recall notice," (return receipt requested at last known address), or has been employed at a new plant and/or division for more than twelve (12) months, his/her seniority at the former plant and/or division shall be lost. The seniority date at the new plant and/or division shall be the employee's start date with that plant and/or division except as otherwise agreed upon between the Company, employee and Union.

In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the Labor Management Team (LMT) for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

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13.4 Seniority

An individual seniority list will be maintained at each of the following plants:

(a) Rock of Ages Manufacturing Plant

(b) Rock of Ages Saw Plant and Press Roll Plant

13.5 Seniority Roster

The Company shall provide the Union with a seniority roster semi‑annually, in April and October.

ARTICLE 14
Union Security

14.1 Union Security

It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date of Agreement shall, on or before the thirty-first (31st) calendar day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall be also a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, on or before the thirty‑first (31st) calendar day following the beginning of such employment, become and remain members in good standing of the Union.

ARTICLE 15
Check‑off

15.1 Check-Off

The Company agrees to deduct each month from the wages payable to any employee who authorizes the employer to do so, through a signed authorization card (Union Form 530), the Union monthly dues, assessments uniformly imposed on all members and, if owed, the Union's initiation fee. Said amount shall be as designated by the International Treasurer of the Union. The Company shall remit by the end of each month on Form R-115 all sums so deducted to the International Treasurer, United Steelworkers of America, P.O. Box 400041, Pittsburgh, PA 15268-0041.

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15.2 Union Copy

The Company also shall transmit by the end of each month to an officer designated by the local Union a copy of the list of employees from whom deductions are made and the amount deducted as well as a list of new hires during the month with their date of hire and classification.

15.3 Dues Penalty

The Company will be responsible for the deduction and collection of dues prior to final payment to the employee as a result of quit or discharge and be liable for payment of said dues to the Union if it fails to do so.

15.4 Journeyman Dues

Journeyman employed will have dues automatically deducted from their pay from the first (1st) day of hire and submitted according to Article 15, Section 15.1.

15.5 Sign-Ups

The Company agrees to sign up new employees upon their hire and submit the section of the Authorization Card (Union Form 530) to the Local Union President within thirty (30) days.

ARTICLE 16
Dispute Settlement

16.1 Dispute Settlement

Any difference which may arise as to the meaning or application of this Agreement or any memorandum agreement between the parties as to compliance with the terms of such agreements shall be resolved as follows:

Step 1: Between the foreman and employee involved and/or Union Steward and/or other Union representative. Grievances must be submitted within ten (10) workdays of the time the subject of the grievance becomes or should have become known to the aggrieved employee or Union.

Step 2: Between the Union Steward and/or other Union representatives and the Plant Manager. If the matter is not settled within five (5) workdays of initiating this step, it may be referred to Step 3.

Step 3: Between the Union Representative and/or Union Steward and the Division Vice President and/or the Plant Manager. If the matter is not settled at this step, then a formal written grievance will be submitted within five (5) working days.

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Step 4: Between the United Steelworkers of America Staff Representative, Local Union #4 President, the President of the Company, the Division Vice President and/or the Plant Manager. If the matter is not settled within five (5) working days of initiating this step, it may be referred to Step 5.

Step 5: Submit the grievance to arbitration and pursuant to existing voluntary labor arbitration rules of the American Arbitration Association within thirty (30) days following the Step 4 answer. The Arbitrator shall have no authority to alter in any way the terms and conditions of this Agreement and shall confine his decision to a determination of the facts and an interpretation and application of this Agreement. The decision of the Arbitrator shall be final and binding on all parties. The fees and expenses associated with arbitration of the grievance shall be borne equally by the parties to the grievance or dispute.

In the event a difference is not appealed to the next succeeding step of the above procedure within the time limit specified, the right of appeal shall be lost.

The aggrieved employee may attend any steps of the grievance procedures. Time limits may be extended by mutual agreement.

16.2 Company Grievances

Grievances may be initiated by the Company. The grievance shall be discussed between the Company representative and the Steward, Local Union President or other Union representative. In the event such difference is not settled through such discussion, the dispute will be further processed in accordance with the provisions of Section 16.1, Steps 3, 4, 5.

16.3 Signed Grievances

Grievances processed in accordance with the provisions of this Article must be in writing and signed by the grieving party for submission to Step 4 and succeeding Steps. It is mutually understood that the words "Foreman" or "Plant Manager" may be replaced by the word "Company" where appropriate. Time limits may be extended by mutual agreement.

16.4 Rules

The Union agrees that during the term of this Agreement neither the Union nor its members shall encourage or engage in any strikes, stoppages, slowdowns or other interruption of work, and the Company agrees that there shall be no lockouts.

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It is understood and agreed that in the event of any alleged violation of this Agreement, which violation is not authorized or ratified by the International Union, there shall be no liability for damages on the part of said International Union, Local Union or any of their officers or agents, and the sole recourse and exclusive remedies of the Company shall, in such event, be those which are specifically provided for in this Agreement.

It is understood and agreed that in the event of any strike, work stoppage, interruption or impeding of work on the part of any employee during the life of the Agreement, there shall be no liability on the part of the International Union, Local Union or any of their officers or agents, provided such strike, work stoppage, interruption or impeding of work was not authorized or ratified by the International Union, Local Union or any of their officers or agents, and provided further that, upon the occurrence of such unauthorized strike, work stoppage, interruption or impeding of work, the International Union or the Local Union shall, upon request of the Company, notify the employees involved that such action by said employees was unauthorized and direct said employees to return to work promptly, and shall take further steps as are reasonable and appropriate under the circumstances to bring about a termination of such unauthorized strike, work stoppage, interruption or impeding of work, impose such disciplinary measures upon the employees involved as are not inconsistent with the provisions of this Agreement.

ARTICLE 17
Plant Access

17.1 Plant Access

It is agreed that a representative of the Union shall be permitted to enter any Rock of Ages property covered by this Agreement during working hours for the purpose of administering the provisions of this Agreement. A committee wishing to enter any Rock of Ages property covered by this Agreement during working hours must first get permission at the office.

ARTICLE 18
Nondiscrimination

18.1 Non Discrimination

There shall be no discrimination for or against any employee because of his performing the duties of a Union Officer or committeeman. The Company shall comply with applicable laws prohibiting discrimination against employees on account of race, color, sex, sexual orientation, religion, national origin, or age. Any reference in this Agreement to one gender shall be deemed to apply equally to the other.

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ARTICLE 19
Public Insurance

19.1 Reinstatement to Job

It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An Employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability will be reinstated to his former job or one suitable under the law given the position the Employee held at the time of the injury and the Employee's ability to safely perform the duties of the available position. An Employee shall suffer no loss of seniority when reinstated in accordance with this Section 19.1.

19.2 Unemployment/Workers Compensation

The Company agrees to comply with applicable laws governing Unemployment Compensation Insurance and Workers' Compensation Insurance for employees.

ARTICLE 20
Mutual Cooperation

20.1 Mutual Cooperation

The Company and the Union agree that, for the best interest of the employees, the Company and the community as a whole, they favor and will encourage the progress and growth of the Granite Industry in Vermont.

The Company shall not be restricted in his manning of and assignment of operations to existing, new or automated equipment and systems which do not impose an unreasonable safety hazard to employees or require an unreasonable workload.

The Company agrees that, in the operation of equipment the present jurisdiction of the Union will be preserved. The Company further agrees that employees covered by the Agreement shall be given reasonable opportunity to become proficient with new equipment.

The Company agrees to allow the Union Business Representative/President or the Health and Safety Chairman the opportunity to sit in on health and safety meetings and shall provide to the Union at least three (3) days prior notice of the date, time and place of said meeting.

29

ARTICLE 21
Labor Management Team

21.1 Labor-Management Team (LMT)

It is mutually agreed to form a Labor Management Team (LMT) composed equally of Union representatives and management representatives in such total number as may be agreed from time to time by the Union and Company. The LMT shall meet at lease monthly to discuss and resolve issues of safety, health, betterment, interdivisional job opportunities, productivity and other items as may be appropriate.

A quarterly schedule will be provided by management. Two (2) employee representatives per plant will be paid overtime pay for any meetings held outside their scheduled shift. The Local Union President or his representative will be allowed to attend and participate in these meetings.

The LMT is intended to increase joint cooperation and develop an active employee involvement process. These efforts shall not interfere with any provisions of this Agreement nor circumvent the grievance procedure, nor interfere with management's rights, but it is a goal of the LMT to avoid circumstances or practices which could give rise to a claim by either party that the provisions of this Agreement were not adhered to and to create an atmosphere of cooperation so as to minimize events leading to grievances.

The LMT may have various divisions or advisory groups as mutually agreed and may meet jointly with USWA LMTs formed in other divisions at the Company.

The objectives of the LMT will also focus on increasing customer service and satisfaction, more effective methods of operation, enhancing employee morale and creating and assuring full and open communication among employees and the Company. The LMT will analyze and solve identified problems and participate and support in the implementation of agreed solutions. The LMT will also investigate and recommend actions to the Company and Union to increase employee involvement and responsibility in the areas of production, production teams, and quality control.

The Company shall forward minutes of LMT meetings to the Union and LMT members within ten (10) days of the meeting. The minutes shall include the names of those in attendance, and the date, time and place of the meeting.

30

ARTICLE 22
Safety Measures

22.1 Safety Glasses

The Company shall provide safety glasses for its employees, upon the request of such employees. If an employee needs prescription safety glasses, he shall pay for his own eye examination and shall furnish the prescription to the Company. The Company shall then provide such prescription glasses at no additional cost to the employee. Broken safety glasses shall be replaced by the Company on a reasonable basis.

22.2 Miscellaneous

(a) The Company agrees that all stands for the washing of granite shall be properly housed.

(b) No machinery shall be greased or oiled while in operation, with such exceptions as may be determined by the LMT or safety committees in respective plants. No engine shafting or machinery shall be started in any plant without giving a warning, either by whistle or bell.

(c) Dust control equipment shall at all times be maintained in efficient working order and use. Inspections shall be carried out at the request of the Company or Union by the state unit charged with industrial hygiene or the United States Public Health Service and reports of inspections given to both the manager, owner, superintendent, or other responsible person of the particular Company and to the Union.

(d) Drinking water with sanitary bubblers must be furnished in every plant.

(e) Toilets connected with running water must always be kept in sanitary condition, thoroughly boxed in and ventilated so as to eliminate all odors in conformity with health laws.

(f) All overhead cranes will have a device installed which will either automatically or manually be sounded (by the operator) to give warning to other employees when stones or any other materials are being carried through the plant. Horns will be installed on all forklifts which will automatically or manually be sounded (by the operator) to give warnings while operating.

(g) The Company will provide measuring tapes, where required, and aprons and boots to employees on the washstand as long as the employee turns in the above for replacement when necessary.

31

(h) Once a year, the Company will pay up to seventy five dollars ($75.00) toward the cost of an approved pair of boots. Boots worn out on the job will be replaced on the same basis, with prior approval.

22.3 Plant Heat

Cutting plants and air for pneumatic machines will be heated to at least sixty (60) degrees. Hot water must also be provided. If the Union initiates a grievance for the Company's failure to heat the plant to sixty (60) degrees, the arbitrator is authorized to impose a penalty of two (2) hours' pay for time lost due to lack of heat. The arbitrator shall be authorized to impose a penalty of up to four (4) hours' pay in situations where the Company has been found to have repeatedly failed to heat the plant as required under this Section and if the arbitrator finds that the circumstances of such violations warrant an additional penalty. The Company, Union and employees will continue existing practices of cooperating in emergency situations and in cases of extreme weather.

22.4 Consultation and Enforcement

(a) The Company will confer with the Union through the LMT regarding safety and other rules and regulations affecting the health, safety and comfort of the employees.

(b) The Union agrees to cooperate with the Company in enforcing safety rules and practices in an effort to reduce hazards and insure safe working conditions.

22.5 Legal Obligations

Any National, State or Municipal law enacted for the betterment of wages or working conditions in the granite trade will not be violated. The employees must utilize safety equipment required by any National, State or Municipal law.

ARTICLE 23
Probationary Period

23.1 Probationary Period

There shall be a probationary period of thirty (30) calendar days for journeymen (sixty (60) days for apprentices), excluding shutdowns/layoffs, with the right to extend such probationary period by mutual agreement. A discharge during the probationary period shall not be subject to the grievance or arbitration provisions of this Agreement. Upon completion of the probationary period, the employee's seniority date shall be retroactive to his most recent date of hire.

32

ARTICLE 24
Apprentices

24.1 Apprentices

The term of apprenticeship shall be one (1) year. If the Company employs apprentices, it must have two (2) journeymen, lumpers, boxers/washstand to each apprentice it employs. An apprentice, one (1) year after starting to work, as such, shall, regardless of the hours during that period, receive the minimum rate of pay for journeymen.

24.2 Reduction of Work

It is agreed that in the event of reduction of work an apprentice may be required to do work by the Company below the standard work week and on overtime and Saturday work, such work as may be available shall be done by journeymen, lumpers and boxers/washstand employees.

24.3 Apprentice Wages

Apprentice wage rates shall be as set forth in Section 4.1(d).

ARTICLE 25
Leaves of Absence

25.1 General Leave of Absence - Leave

Any employee may be granted a period of ninety (90) days' leave of absence in any one (1) calendar year without pay and without loss of seniority with the consent of the Company and the Union. Such employee is forbidden to accept employment elsewhere for wages; except that an employee who is granted a leave of absence for reasons of health may accept employment during such leave of absence. Upon the request of the Company, the employee shall secure a doctor's certificate with respect to his condition of health. Employees granted a leave of absence for reasons of health shall accumulate seniority during such leave of absence.

25.2 Union Leave

Management agrees to grant, on request, a leave of absence to employees for Union activities or political purposes when request is made in writing and such time will not be deductible from an employee's earned time. The seniority for such employees shall accumulate for a maximum period of one (1) year during such leave of absence.

33

25.3 Presidential - Executive Board Leave

An employee who is a member of the Union Executive Board shall be granted a leave of absence of up to three (3) years to serve as full-time President of the Union. During such leave he shall accumulate industry service and shall retain seniority with the Company as of the date the leave begins; he shall not be eligible for wages or fringe benefits.

ARTICLE 26
Discipline/Discharge

26.1 Discipline/Discharge

An employee who has completed his probationary period shall not be discharged or otherwise disciplined without just cause. A copy of written disciplinary action taken against an employee shall be sent to the Local Union office within ten (10) days of its issuance. Failure to notify the Union in writing as set forth above will constitute the warning being null and void.

26.2 Written Warnings

The Company and Union agree that a written warning more than eighteen (18) months old may not be used as the justification for discipline or discharge of an Employee. Subject to the immediately preceding sentence, in progressive discipline cases, the Company will continue to consider in accordance with past practice that a written warning or suspension without a follow‑up discipline or suspension for the same cause for a period of three (3) months as restarting the progressive discipline process from the next succeeding written warning or suspension for the same cause. Nothing in this section shall be construed to prevent the Company from discharging or otherwise disciplining an Employee for just cause or to prevent the Company and the Union from keeping all disciplinary reports in an employee's personnel file and providing the same to the appropriate parties under the Dispute Settlement procedures of Article 16.

ARTICLE 27
Interdivisional Maintenance Work

27.1 Interdivisional Maintenance Work

The Company has two (2) maintenance groups, one (1) at the plant division (manufacturing plant, press roll plant, and saw plant) and the other at the quarries division. The Union understands that there is a need for flexibility at the Company to assure that all equipment operates efficiently and is repaired in a timely fashion. The Company understands that the seniority of both maintenance groups must be separate and that maintenance employees will normally work in their division.

34

The Company and Union agree that the Company may assign maintenance employees in one (1) division to work temporarily in the other division. The word temporarily is understood and agreed to cover sickness, vacations, injuries, operational emergencies, and/or the scope and duration of a particular project or projects. It is not the intent of the Company to displace or replace a maintenance person in one (1) division with a person in another.

In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the LMT for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

ARTICLE 28
Subcontracting

28.1 Subcontracting

The Company agrees to subcontract bargaining unit work only for legitimate business reasons and not to avoid the terms of the contract. The Company will notify the Union in advance of an intent to subcontract bargaining unit work which will result in either layoffs or a reduction in the work week below forty (40) hours; and, upon request, will bargain with the Union about the decision and its impact upon the employees.

[SIGNATURE PAGE FOLLOWS]

35

FOR THE UNITED STEELWORKERS OF
AMERICA, AFL‑CIO‑CLC

Effective May 2, 2003.

____________________________________
Leo W. Gerard ‑USWA International President

____________________________________
James English ‑USWA International Secretary‑Treasurer

____________________________________
Andrew Palm ‑USWA International Vice Pres.,
Administration

____________________________________
Leon Lynch‑USWA International Vice Pres.,
Human Affairs

____________________________________
Louis J. Thomas, Director, District #4

____________________________________
George W. Magnan III ‑USWA Staff Representative

____________________________________
Frederick L. McGrath, Jr.‑Amalgamated Local #4
President

____________________________________
Kenneth McLaurin‑Negotiator, Unit #53

____________________________________
John Gilbert‑Negotiator, Unit #53

36

ROCK OF AGES CORPORATION

____________________________________
Donald Labonte, President
Manufacturing Operations

37

CALENDAR OF HOLIDAY OBSERVANCES

DURING -2003 - 2006 CONTRACT

2003
Memorial Day	May 26	Monday
Independence Day	July 4	Friday
Labor Day	September 1	Monday
Employee Appreciation Day	September 2	Tuesday
Veterans Day	November 17	Monday
Thanksgiving Day	November 27	Thursday
Day After Thanksgiving	November 28	Friday
Christmas Day	December 25	Thursday

2004
New Years Day	January 1	Thursday
Day before Town Meeting	March 1	Monday
Town Meeting Day	March 2	Tuesday
Memorial Day	May 31	Monday
Independence Day	July 4	Monday 5th
Labor Day	September 6	Monday
Employee Appreciation Day	September 7	Tuesday
Veterans Day	November 15	Monday
Thanksgiving Day	November 25	Thursday
Day After Thanksgiving	November 26	Friday
Christmas Day	December 25	Friday 24th

2005
New Years Day	January 1	Friday 12/31
Day before Town Meeting	March 7	Monday
Town Meeting Day	March 8	Tuesday
Memorial Day	May 30	Monday
Independence Day	July 4	Monday
Labor Day	September 5	Monday
Employee Appreciation Day	September 6	Tuesday
Veterans Day	November 14	Monday
Thanksgiving Day	November 24	Thursday
Day After Thanksgiving	November 25	Friday
Christmas Day	December 25	Monday 26th

2006
New Years Day	January 1	Monday 2nd
Day before Town Meeting	March 6	Monday
Town Meeting Day	March 7	Tuesday

38

SIDE LETTER AGREEMENT

Gentlemen:

Management recognizes that jib cranes fall under Steelworker jurisdiction and will be operated by Steelworkers unless there is mutual agreement to do otherwise, (for example, the one in I.P.).

Dated at ____________________, Vermont this __________day of _______________, 2003

United Steelworkers Association, Local #4

By: ______________________________
Fredrick L. McGrath Jr., President

Dated at ____________________, Vermont this __________day of _______________, 2003

Rock of Ages Corporation

By: ______________________________
Donald Labonte, President

39

EXHIBIT 10.2

AGREEMENT

by and between

ROCK OF AGES CORPORATION

and

UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC

April 28, 2003

TABLE OF CONTENTS

AGREEMENT	..............................................................................................................................	5

ARTICLE 1
	Term ...................................................................................................................	5
	1.1 Term ..............................................................................................................	5

ARTICLE 2
	Hours of Work - Overtime ....................................................................................	5
	2.1 Hours .............................................................................................................	5
	2.2 Overtime and Premium Pay .............................................................................	5
	2.3 Call-In Pay ....................................................................................................	6
	2.4 Subcontract ....................................................................................................	6
	2.5 Absence from Work .......................................................................................	6

ARTICLE 3
	Interdivisional Job Opportunities ............................................................................	6
	3.1 Layoff .............................................................................................................	6
	3.2 Maintenance Operations ..................................................................................	7

ARTICLE 4
	Wages ...................................................................................................................	7
	4.1 Wage Increases and Minimum Wages ..............................................................	7
	4.1(a) Job categories ............................................................................................	8
	4.2 Maintenance of Personal Rate ..........................................................................	8
	4.3 Learner and Bid Rate ......................................................................................	9
	4.4 Wage Adjustment ............................................................................................	9
	4.5 Period of Experience........................................................................................	9
	4.6 Shift Differential ...............................................................................................	9
	4.7 Supplemental Provisions ..................................................................................	9
	4.8 Partners in Productivity Program ......................................................................	11
	4.9 Jury Duty .........................................................................................................	12

ARTICLE 5
	Military Service .....................................................................................................	12
	5.1 Military Service ...............................................................................................	12

ARTICLE 6
	Holidays ................................................................................................................	13
	6.1 Paid Holidays ..................................................................................................	13

ARTICLE 7
	Vacation ................................................................................................................	14
	7.1 General ............................................................................................................	14

7.2 Vacation Payments .........................................................................................	15
7.3 Amount of Vacation .......................................................................................	16

ARTICLE 8
Bereavement/Birth of a Child ..................................................................................	18
8.1 Bereavement Pay .............................................................................................	18
8.2 Birth of a Child ................................................................................................	18
8.3 Five (5) Days ...................................................................................................	18
8.4 One (1) Day ....................................................................................................	18

ARTICLE 9
Group Insurance ....................................................................................................	18
9.1 Group Insurance ..............................................................................................	18
9.2 Benefits ...........................................................................................................	19
9.3 Contributions ...................................................................................................	21
9.4 Disability ...................................................................... ..................................	21
9.5 Retired Employees ..........................................................................................	21
9.6 Consultant .......................................................................................................	21
9.7 Insurance Objectives .......................................................................................	21
9.8 Delinquency .....................................................................................................	22
9.9 Workers Compensation ...................................................................................	22

ARTICLE 10
Pension Plan Agreement ........................................................................................	22
10.1 Merger of the Pension Plan ............................................................................	22
10.2 Incorporated Documents ..............................................................................	23
10.3 Contribution Rate ..........................................................................................	23
10.4 Covered Employees ......................................................................................	23
10.5 Hours Worked ..............................................................................................	23
10.6 Payment of Contribution ................................................................................	23
10.7 Coverage - Newly Hired Employees Not Previously Covered.........................	23
10.8 Coverage - Newly Hired Employees Who Were Previously Covered .............	23
10.9 Contribution Reports and Data .......................................................................	24
10.10 Delinquent Employers ..................................................................................	24

ARTICLE 11
401(k) Plan ...........................................................................................................	24
11.1 401(k) Plan ...................................................................................................	24

ARTICLE 12
Seniority ................................................................................................................	24
12.1 Seniority ........................................................................................................	24
12.2 Seniority Rosters ...........................................................................................	26
12.3 General Leave of Absence ............................................................................	26
12.4 Transferring out of the Bargaining Unit ...........................................................	26

12.5 New Employees ...........................................................................................	27
12.6 Seasonal Winter Layoff .................................................................................	27
12.7 Quarry Preference .........................................................................................	28

ARTICLE 13
Bonus Plan ...........................................................................................................	28
13.1 Bonus Plan ..................................................................................................	28
13.2 Bonus Plan Payments ....................................................................................	29

ARTICLE 14
Union Security .....................................................................................................	29
14.1 Mandatory Membership ................................................................................	29
14.2 Location of Stewards ....................................................................................	29

ARTICLE 15
Check-Off ...........................................................................................................	29
15.1 Check-Off .....................................................................................................	29
15.2 Union Copy ...................................................................................................	30
15.3 Dues Penalty ..................................................................................................	30

ARTICLE 16
Dispute Settlement ................................................................................................	30
16.1 Dispute Steps ...............................................................................................	30
16.2 Company Grievances .....................................................................................	31
16.3 Signed Grievances .........................................................................................	31
16.4 Rules .............................................................................................................	31

ARTICLE 17
Reserve for Inclement Weather - Power Failure .....................................................	32
17.1 Reserve Hours ..............................................................................................	32
17.2 Power Failure ...............................................................................................	33

ARTICLE 18
Non-discrimination .................................................................................................	33
18.1 Non Discrimination .........................................................................................	33

ARTICLE 19
Union Representatives ............................................................................................	33
19.1Union Representatives .....................................................................................	33

ARTICLE 20
Suspension of Operations ......................................................................................	33
20.1 Suspension Notice ........................................................................................	33

ARTICLE 21
	LABOR MANAGEMENT TEAM .......................................................................	34
	21.1 LMT Formation ............................................................................................	34

ARTICLE 22
	Safety Rules ..........................................................................................................	35
	22.1 Safety Issues .................................................................................................	35
	22.2 Safety Glasses................................................................................................	35
	22.3 Safety Shoes and Gloves ...............................................................................	35
	22.4 Rock Drilling .................................................................................................	36

ARTICLE 23
	Management's Rights .............................................................................................	36
	23.1 Management's Rights .....................................................................................	36

ARTICLE 24
	Temporary Transfers .............................................................................................	36
	24.1 Temporary Transfers .....................................................................................	36

ARTICLE 25
	Smoking ................................................................................................................	37
	25.1 Smoking Policy .............................................................................................	37

ARTICLE 26
	Discipline/Discharge ...............................................................................................	37
	26.1 Discipline & Discharge ...................................................................................	37
	26.2 Written Warnings............................................................................................	37

ARTICLE 27
	Summer Employees ................................................................................................	38
	27.1 Summer Help .................................................................................................	38

ARTICLE 28
	Bethel Quarry Travel Expense ................................................................................	38
	28.1 Travel Expense ..............................................................................................	38

SIGNATORY PAGE ..................................................................................................................................		39

CALENDAR OF HOLIDAY OBSERVANCES .........................................................................................		40

AGREEMENT

Agreement entered into as of April 28, 2003 by and between ROCK OF AGES Corp. - Quarry Division ("The Company"), its successors and assigns, and the UNITED STEELWORKERS OF AMERICA, AFL-CIO‑CLC, on behalf of Amalgamated Local #4 ("The Union"). In consideration of the mutual covenants herein contained, it is agreed as follows:

ARTICLE 1
Term

1.1 Term

This Agreement shall be effective April 28, 2003 and shall continue in full force and effect through April 28, 2006 and from year to year thereafter, unless either party gives notice to the other, not less than sixty (60) days prior to April 28, 2006 or prior to May 1 of any year thereafter, that it desires to alter, amend or terminate any or all of the terms hereof.

ARTICLE 2
Hours of Work - Overtime

2.1 Hours

The normal work week will be eight (8) hours per day and forty (40) hours per week, Monday through Friday. Normal work hours are 7:00 am to 12:00 Noon and 12:30 pm to 3:30 pm.

Employees are to be in the riding box or walking into the hole at 7:00 a.m. and 12:30 p.m.. The riding box shall be on top at 12:00 Noon and 3:30 p.m.

Hours of work are subject to change by mutual agreement between the Company and a majority vote of Union Members or by mutual agreement by a majority vote of the Union Members in a particular area and the Company, after a vote is taken supervised by the Union President or designee. For purposes of this section, Bethel and Barre shall be considered separate areas. Areas within Barre will be considered when requested by the parties.

2.2Overtime and Premium Pay

(a) Employees shall receive time and one‑half pay for all hours worked outside the regular working hours as prescribed in Section 2.1 and for time worked during the normal lunch period. Employees who work on Saturdays shall receive time and one‑half pay. Work shall be regarded as being performed on Saturday only if an employee's shift begins on Saturday. Employees who work on a Sunday or New Year's Day shall receive double time pay for hours worked.

Employees who work on a paid holiday shall receive holiday pay plus double time pay for hours worked.

(b) Overtime will be distributed as equitably as possible and will be assigned to employees who regularly work in the area requiring the overtime, unless special circumstances prevent such assignments. If unassigned work is to be performed, "area" refers to a specific quarry, such as Rock of Ages, Smith's, etc. The Company will make every effort to give as much advance notice as possible when overtime is required, giving tentative notice by Wednesday of the week for which Saturday work is necessary, except in emergency circumstances.

2.3 Call‑In Pay

If an employee is called back for unscheduled work at the specific request of the Company, he will be guaranteed pay as follows:

(a) If called to work on a Sunday or holiday, the equivalent of a minimum of three (3) hours' straight time pay at his regular hourly rate, or

(b) If called to work on a Saturday or a scheduled non‑work week day, the equivalent of a minimum of two (2) hours' straight time pay at his regular hourly rate.

2.4 Subcontract

The Company may subcontract work, provided the intent is not to deprive employees of their normal employment.

2.5 Absence from Work

Employees are obligated to give notice to the Company on the day they are not able to report to work. The employee must make every reasonable effort to notify the company before the start of their regular scheduled work shift and include the reason for absence or lateness. The phone number listed below will have voice mail capability and time recognition feature so that in the event it is not immediately answered, then a message can be left by the employee. An absence of three (3) consecutive scheduled workdays without notifying the Company will subject the employee to discipline, up to and including discharge. The quarry phone number is 802‑476‑ 2247.

ARTICLE 3
Interdivisional Job Opportunities

 3.1 Layoff

In the event of a layoff of employees covered by this contract and if the Company has need for additional manpower in any of its other divisions in Barre or Bethel who are covered by contracts with the Union, the Company will offer these positions to the laid‑off employees by seniority subject to ability and physical fitness and a sixty (60) day, probationary period. The employee selected may accept the position offered or elect to take the layoff. During the probationary period, the successful employee may revert to layoff status at his option. If the position available is covered by a different contract, the employee shall not be required to change groups unless he is not returned to his former position within twelve (12) months.

The employee shall suffer no loss of seniority for such assignment when he is returned to his former position. Employees will be returned to their former positions by seniority if and when work becomes available.

It is contemplated that the employees choosing to work in a new division will be assigned entry level positions. If the employee is assigned to a classification higher than laborer, grouter, plant sweeper, tool grinder or quarryman, the employee shall not hold the position for more than sixty (60) days without the consent of the Union. Those accepting assignment in another division will be the lowest in seniority in that division.

If an employee does not honor a recall notice to his former position, or is employed in the new division for more than twelve (12) months, his seniority in his prior division shall be lost and his seniority date in his new division shall be his start date with that division except if otherwise agreed by the Company and Union.

The Company and the Union agree that as a new and untested provision, either the Union or the Company may cancel this provision with thirty (30) days' prior written notice of cancellation.

3.2 Maintenance Operations

The Company has two (2) maintenance groups, one at the plant division (manufacturing plant, press roll plant and saw plant) and the other at the quarries division. The Union understands that there is a need for flexibility at the Company to assure that all equipment operates efficiently and timely. The Company understands that the seniority of both maintenance groups must be separate and that maintenance employees will normally work in their division.

The Company and Union agree that the Company may assign maintenance employees in one (1) division to work temporarily in the other division. The word temporarily is understood and agreed to cover sickness, vacations, injuries, operational emergencies, and/or the scope and duration of a particular project or projects. It is not the intent of the Company to displace or replace a maintenance person in one (1) division with a person in another.

In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the LMT for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

ARTICLE 4
Wages

 4.1 Wage Increases and Minimum Wages

    Effective, April 28, 2003 the wage rate shall be: $16.40
    Effective, April 26, 2004 the wage rate shall be: $16.95
    Effective, April 25, 2005 the wage rate shall be: $17.45

4.1(a) Job categories

Quarry- Direct	Quarry -Service & Service Misc.
Derrick man*	Bar Mechanic/Hoist Mechanic/Bit Grinder
Drill operator*	Mechanic*
Hoist operator*	Machinist*
Equip. operator*	Welder*
Wire saw operator*	Piper*
Quarryman	Head Rigger
Quarryman/Powderman*	Electrician*
Expeditor*	Compressor Operator/Utility Truck Driver Rigger/Carpenter*

*Post for openings

Definitions: Expeditor

An expeditor will not be allowed to hire, fire or discipline other employees. An expeditor can take the place of the foreman on a temporary basis when the foreman is absent. Normally, the expeditor will perform his regular job and assist the foreman as required to direct production and work flow.

An expeditor may not take the place of a worker or perform production work during the specific time that he is taking the place of an absent manager. However he may demonstrate the use of any tool of the trade for instructional purposes.

Expeditor wage premium: An expeditor will receive at least $2.00/hr. over the minimum set wage for the quarry when performing this job.

Post for openings:

Since the expeditor function is recognized as different as the normal work function, careful consideration will be given by management when filling positions. When determining which employee will be awarded the position as expeditor, the provisions of Article 12.1, paragraph 3, will be followed.

Final selection or rejection of candidates for expeditor will rest with management, based on specific qualifications established for the position as determined by management. The USWA Local #4President will be notified as to the reasons for the acceptance or rejection of a candidate and will have the option to discuss the decision with the President of the Quarry Division and/or the Quarry General Manager.

4.2 Maintenance of Personal Rate

All employees receiving more than the minimum wage rate (effective May 3, 1997) for their job will retain that difference as a personal rate for the length of this contract unless they move to a different job, quit, terminate or retire from the Company.

4.3 Learner and Bid Rate

(a) A newly hired employee shall be classified as a learner and be paid a rate of $2.00/hr.below the minimum set wage for the quarry for the first six (6) months and $1.00 below the minimum set wage for the second six (6) months. At the end of one (1) year the employee will receive the minimum set wage for the quarry.

(b) Any employee who successfully bids from one (1) job classification to a new job classification (except Learners) will be paid thirty cents ($.30) per hour less than the minimum wage rate for a period of one (1) year from the date of assuming the new position and thereafter will be paid the full rate.

Any Learner subject to Section 4.3 (a) above shall be paid the lower of the rates determined in accordance with Section 4.3 (a) or the rate under this section.

4.4 Wage Adjustment

If at any time during the existence of this Agreement a wage increase should be granted, any employee receiving more than the minimum wage as provided in this Agreement shall receive the same wage adjustments but for no reason shall his wages be reduced before making said adjustments.

4.5 Period of Experience

Experience shall be based on time worked in a job position. All time worked in the position as a spare operator will be counted in determining the period of experience.

4.6 Shift Differential

Any employee on a second (2nd) or third (3rd) shift operation shall be paid a shift differential of seventy-five cents ($.75) per hour each hour worked.

4.7 Supplemental Provisions

(a) Only employees experienced and trained in handling explosives will handle explosives. When an employee is awarded the full time position of Quarryman/Powderman, the employee will receive the seventy-five cent ($.75) per hour premium during the entire time the employee holds the position. In the event the employee no longer holds the Quarryman/Powderman position, the premium of $.75 per hour will be discontinued.

(b) Any employee shall be furnished a competent helper when needed.

(c) At all times when piping is being performed from the box, two (2) men shall be employed, one (1) of whom shall be from the area where the work is being performed.

(d) Employees shall be given time to reach a place of safety before battery is touched off.

(e) While employees are performing work in a quarry hole, other than pipe line thawing and general maintenance, a hoist operator and derrickman are to be on duty unless otherwise agreed upon by the Union.

(f) It is mutually agreed by both parties that types of labor performed for which no classification or minimum wage rates have been fixed can at any time be opened by either party and submitted to the negotiating committees of the Union and Company. The decisions of the conferees shall be subject to ratification by the Company and the Union.

(g) A foreman or assistant foreman may not take the place of any worker or perform any production work; he may, however, demonstrate the use of any tool of the trade for instructional purposes.

(h) The Company shall have at least the minimum, and not more than the maximum spare assignees set forth below:

Quarry- Direct	min/max	Quarry- Service & Service Misc.
Derrick man 2/6		Piper 1/3
Hoist operator 3/6
Equip. operator 3/6		Rigger (aloft)/Carpenter 1/4
Wire saw operator 1/2		Compressor Operator/UtilityTruck Driver 1/3 Bit Grinder 1/1 Carpenter 1/1

All spare positions will be filled in accordance with the provisions of Article 12. The first person bidding for the spare position shall be designated the # 1 spare, the second person bidding for the spare position in the same classification shall be designated the #2 spare, and so forth. In the event of a permanent opening in the classifications listed, the #1 spare shall be entitled to the permanent position. In the event the #1 spare refuses the permanent position, that employee drops to the bottom of the spare list. The permanent position will then be offered to each spare on the list in numerical order and each spare refusing the permanent position will likewise drop to the bottom of the spare list for that classification until the position is filled. If none of the spares take the position, the permanent position will be filled in accordance with the provisions of Article 12. If a permanent position having spares is eliminated, the man eliminated from the permanent position shall become the #1 spare. In such event, the maximum number of spares shall be increased by the number of permanent jobs eliminated. Any employee whose job is eliminated and becomes a spare shall not be required to drop any other spare position he may hold. For purposes of filling any temporary position, the Company may use any spare on the spare list for that classification.

The Company will not use employees other than spares to fill the temporary openings in the applicable classification, unless the spares for a particular classification are being utilized in that classification or are absent from work due to vacation, sickness, on‑the‑job injury or off‑the‑job injury or for any other reason.

(i) Pay day shall be weekly. Payment for all work done in any given week shall be made not later than Friday of the following week. All discharged employees will receive their pay by cash or check the day they are discharged. All laid‑off employees are to receive pay by check or in cash on the regular pay day for the week of the layoff in person or by mail at the option of the employee. An employee leaving shall notify the Company and having complied with this requirement shall receive his pay in cash or check on the regular pay day for the week of separation in person or by mail at the option of the employee.

(j) Employees who through infirmity or other reasons are not able to earn the wage given in this Agreement may work for such wages as may be satisfactorily agreed upon between the employee, the Union and the Company.

4.8 Partners in Productivity Program

Each regular, full-time Employee (excluding summer employees) shall be entitled to participate in an incentive program providing for monthly and annual payments for production efficiency. For the months of March through December (inclusive) each year, the Company will pay each Employee a monthly payment of $1.00 for each .01 cubic foot of saleable cubic feet of granite produced in the Barre and Bethel quarries per man hour worked in that month in excess of 4.3 saleable cubic feet per man hour worked. Payment will be made not later than the second (2nd) weekly pay period after the close of the month.

In addition to the monthly payment the Company will make an annual incentive payment to each Employee for the ten (10) month period of fiscal March through December equal to $25.00 for each .01 of saleable cubic feet produced per man hour worked in the ten (10) month period in excess of 4.3 cubic feet per man hour worked.

The months of January and February are excluded from both the monthly and annual incentive plan due to adverse weather conditions and probable layoffs in those months.

Monthly saleable cubic feet produced per man hour worked shall be determined by dividing the total saleable cubic feet quarried from the Company's Barre and Bethel, Vermont quarries each month from the beginning of fiscal March through the last day of quarry work in fiscal December by the total hours worked by the Employees covered by this Agreement during that month.

The annual payment will be based on total saleable cubic feet quarried and total hours worked for all ten (10) months. Total saleable cubic feet quarried shall be as determined by the Company and reflected on its books of account. Hours worked shall not include vacations, holidays, call out time or other paid, but unworked hours.

The President, Treasurer and Staff Representative of the Union shall have the right to inspect the quarry production, quarry payroll and quarry hours worked records of the Company to verify the calculations under this section.

The annual payment will be made on the last work day before the annual Christmas holiday with any inquired adjustment for that last day being paid within seven (7) days. Payment will be prorated to the nearest one hundredth (.01) of a cubic foot.

Employees who quit or are terminated during the year shall not be entitled to any payment under this program. Employees who retire during the year or are absent due to an on‑the‑job or off- the‑job injury shall receive a pro rata share based on months worked during the year.

Employees who retire during a month or are absent due to an on‑the‑job or off‑the‑job injury shall receive the monthly payment on a pro rata share based on days worked in the month, except a person who is injured on the job will receive the full monthly payment for the month the injury occurred. In addition, absence due to vacation, holiday or bereavement will not be considered as time away from the job for purposes of the monthly payment.

4.9 Jury Duty

An employee who is required to report for jury duty on a day when he otherwise would have worked shall receive a day's regular straight‑time pay for up to a maximum of twenty (20) days per calendar year. The Company can require verification of jury duty served.

It is understood that if an employee is released from jury duty so that he can reasonably report for work at least three (3) hours before the end of his scheduled shift, he must report for work on that day.

ARTICLE 5
Military Service

5.1 Military Service

Employees' rights shall not be forfeited because of military service with the government. The Company agrees to abide by national laws covering rehiring of veterans.

ARTICLE 6
Holidays

6.1 Paid Holidays

The following holidays shall be classified as paid holidays: the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, Fourth of July, Labor Day, Veterans' Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day. In addition, there shall be a paid holiday for New Year's Day, subject to the following terms and conditions: To be eligible for this holiday, an employee must satisfy all eligibility requirements of this Article. In addition, the employee must work during the week in which the New Year's holiday falls. Payment of the Christmas holiday does not affect eligibility for the New Year's holiday.

Effective May 1, 1996 there shall be a paid holiday for Rock of Ages Employee Appreciation Day to be observed on the Tuesday following the Monday Labor Day holiday by all employees. The holidays will be observed during the term of this contract on the dates shown on the attached Calendar of Holiday Observances.

No holiday pay will be granted until an employee has been in the employ of the Company for a period of at least thirty (30) calendar days. If an employee quits before he has thirty (30) working days' service, no holiday pay is due. If he is laid off or discharged through no fault of his own before he has accumulated thirty (30) working days' service, any holiday which fell within the period of his employment and discharge or layoff becomes due and payable. After thirty (30) days' service, any holiday which falls within the first thirty (30) days after a layoff becomes due and payable to the laid‑off employee.

During the week of a paid holiday, the employee must work a minimum of a full scheduled work week excluding the holiday or holidays less one (1) scheduled workday. Exceptions to the above rule can be made only by prior arrangements with management. Sickness during the week of holiday shall not disqualify an employee if he has notified his employer.

When a holiday falls within an employee's vacation week, the employee shall receive pay for that day in addition to vacation pay.

If a man is injured on the job,he shall be eligible for holiday pay for one (1) year or as long as he is receiving Worker's Compensation provided his doctor states he will return to work.

A man absent because of an off‑the‑job accident or sickness shall be eligible for paid holidays for one (1) year during such time as he is eligible to draw accident and health benefits under the present health and welfare plan and/or Social Security disability benefits.

In the event of a State or Federal law affecting the date on which holidays are celebrated, the parties hereto will negotiate with respect to appropriate changes in this Article with the understanding that the number of holidays will remain the same as set forth above.

Employees who are laid off during either of the weeks in which Town Meeting days or Thanksgiving falls shall not be eligible for holiday pay in those weeks. Instead, such employees must as individuals report to work on the first work day following the conclusion of any such layoff and such employees may collectively and mutually agree with the Company on days when they will take personal days off with pay if they were otherwise eligible for the holiday pay. Such personal days must be taken within thirty (30) days after the first work day following the conclusion of the layoff in question and if mutual agreement is not reached, the employees will receive pay in lieu of any holidays to which they were entitled.

ARTICLE 7
Vacation

7.1 General

The vacation period will be May 1 to May 1. Each employee shall have free choice in selecting his vacation time, and such choice will be allowed insofar as possible. Applications for vacation shall be made to management by May 15 of each year. If the Company has not denied the employee's vacation request by June 1, the employee will be granted his requested vacation period, except in emergency situations. Employees who fail to submit a vacation request prior to May 15 will lose their right to a resolution of conflicts by seniority as set forth in the following paragraph.

Whenever there is a conflict in dates among employees putting in for vacation time, the employee with the longest service with the Company shall have priority, unless the Company is able to show that the employee's presence during the requested period is indispensable.

Vacations shall be taken in periods of seven (7) consecutive days within one (1) vacation period.

One (1) weeks' earned vacation, meaning time away from the job, shall be compulsory. The above requirements may be modified by agreement between the Company and the employee and a copy of same shall be given to the Union. The requirement for compulsory vacation, meaning time away from the job, shall not apply to any employee who has not worked for eight (8) consecutive weeks as a result of layoff, injury or sickness.

Vacations will be granted to employees who have fulfilled the following requirements prior to May 1:

(a) Employee must have worked ninety (90%) percent or more of the regular hours worked by the quarries during his period of employment for the twelve (12) months preceding May 1, the start of the vacation period, to be eligible for full vacation earned.

(b) Three‑fifths (3/5th) of full vacation earned if employee has worked eighty (80%) percent of the quarry hours schedule.

(c) No vacation earned if employee has worked less than eighty (80%) percent of the quarry hours scheduled.

Temporary layoff of sixty (60) days or over, USWA strike time, or shutdowns due to business conditions do not count as earned time but do not terminate length of accumulated service.

EXAMPLE: A man works two (2) years for one (1) employer and then is laid off for a period of nine (9) months. At the end of the nine (9) months he returns to work for the same employer and works two (2) more years. His earned time is four (4) years.

An employee who has been employed by the Company for at least six (6) months shall be credited with up to a maximum period of one (1) year, for time lost because of the employee's sickness as earned time and accordingly the employee will be paid vacation pay. An employee who loses time up to one (1) year due to sickness, and receives vacation pay therefor shall on return to work where last employed be entitled to vacation pay only for such time that he actually works.

EXAMPLE: A man works two (2) years and three (3)months for the Company and then is absent from work for nine (9)months because of sickness. At the end of the nine (9) months' sickness he returns to work. The earned time is three (3) years. If, after receiving vacation pay, he then only works another two (2) months, he is entitled to 2/12ths of one (1) week's vacation; six (6) months, 6/12ths of one (1) week, and so forth. Time lost by quarry shutdown, inclement weather, or absence sanctioned by management in writing shall not be deducted from an employee's earned time.

7.2 Vacation Payments

Payments for vacation pay to employees entitled to one (1) weeks' vacation or fraction thereof will be made in advance. Vacation pay for the second (2nd) and third (3rd) week's vacation or fraction thereof will be made in advance of the time off or may be paid in lieu of time off as follows: Second (2nd) week or fraction ‑ first regular pay day after return to work from time‑off vacations. Third (3rd) week or fraction ‑ regular pay day preceding Christmas Day but at least one (1) week before Christmas Day.

Such vacation (time off) or vacation pay shall be paid at the straight time hourly rates of pay (excluding a shift premium) in effect for said employees at the time of taking vacation or receiving fractional vacation pay upon separation from employment. In figuring all earned vacation, a percentage of the regular straight‑time hours worked during the year preceding May 1 will be used to determine the vacation pay. Overtime is not to be used in computing vacation time.

7.3 Amount of Vacation

Vacations will be granted to employees as follows:

(a) First Week. One (1) week's vacation or fraction thereof will be granted employees with less than one (1) year of industry service on May 1 based upon the number of months he has been employed in accordance with the table below. This will establish him on a May 1 to May 1 basis for future vacation calculations.

Length of Industry Service		Vacation
1 mo.	1/12 of a week	3.3 hours
2 mos.	2/12 of a week	6.6 hours
3 mos.	3/12 of a week	10.0 hours
4 mos.	4/12 of a week	13.3 hours
5 mos.	5/12 of a week	16.5 hours
6 mos.	6/12 of a week	20.0 hours
7 mos.	7/12 of a week	23.1 hours
8 mos.	8/12 of a week	26.4 hours
9 mos.	9/12 of a week	30.0 hours
10 mos.	10/12 of a week	33.0 hours
11 mos.	11/12 of a week	36.3 hours
12 mos.	1 week	40.0 hours

(b) Second Week. Employees with one (1) or more years of industry service on May 1 shall be entitled to two (2) weeks' vacation or any fraction thereof computed in accordance with the following table.

Length of Industry Service		Vacation
1 mo.	1/12 of 2 weeks	6.6 hours
2 mos.	2/12 of 2 weeks	13.3 hours
3 mos.	3/12 of 2 weeks	20.0 hours
4 mos.	4/12 of 2 weeks	26.6 hours
5 mos.	5/12 of 2 weeks	33.3 hours
6 mos.	6/12 of 2 weeks	40.0 hours
7 mos.	7/12 of 2 weeks	46.6 hours
8 mos.	8/12 of 2 weeks	53.3 hours
9 mos.	9/12 of 2 weeks	60.0 hours
10 mos.	10/12 of 2 weeks	66.6 hours
11 mos.	11/12 of 2 weeks	73.3 hours
12 mos.	2 weeks	80.0 hours

(c) Third Week. Employees will be granted a third (3rd) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning the second (2nd) May of his continuous employment in the industry as follows:

2nd May -	1 day -	8 hours
3rd May -	2 days -	16 hours
4th May -	3 days -	24 hours
5th May -	1 week -	40 hours

(d) Fourth Week. Employees will be granted a fourth (4th) week's vacation computed on a May 1 to May 1 basis beginning with the twenty‑fifth (25th) May of his continuous employment with the Company.

Effective May 1, 1996 employees will be granted a fourth (4th) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the twenty‑first (21st) May of his continuous employment with the Company as follows:

21st May -	1 day -	8 hours
22nd May -	2 days -	16 hours
23rd May -	3 days -	24 hours
24th May -	4 days -	32 hours
25th May -	5 days -	40 hours

For the purpose of this Article, an employee's industry service shall be deemed terminated in the event the employee voluntarily leaves the industry.

For the purposes of computing vacation pay or fractions thereof, an employee hired on or before the fifteenth (l5th) day of a month shall be credited with full pro rata vacation pay otherwise attributable to that month, and an employee hired after the fifteenth (l5th) day of a month shall not be credited with any pro rata vacation for that month. An employee whose employment terminates on or after the fifteenth (15th) day of a month shall be credited with full pro rata vacation pay otherwise attributable to that month. An employee whose employment terminates before the fifteenth (15th) day of a month shall not be credited with pro rata vacation for that month.

EXAMPLE: A man comes to work on February 13, 1980. On May 1, 1980, he has completed three (3) months of employment and he is entitled to fractional vacation pay of 3/12ths of one (1) week. On May 1, 1981, the second (2nd) May of his employment he is entitled to two (2) weeks and one (1) day. On May 1, 1982, he would be entitled to two (2) weeks and two (2) days; May 1, 1983 ‑ two (2) weeks and three (3) days; and May 1, 1984 ‑ three (3) weeks. It is assumed in this example that the man worked at least ninety percent (90%) of the scheduled hours worked by the quarry during each of the applicable twelve (12) month periods. If he has worked eighty (80%) percent of the time, he will receive three‑fifths (3/5ths) of the vacation pay otherwise due.

An employee who is laid off, discharges or quits is to be allowed vacation benefits prorated according to his months of service; for example, one (1) month = 1/12th; three (3) months' =3/12ths; ten (10) months' = 10/12ths, etc.

ARTICLE 8
Bereavement/Birth of a Child

 8.1 Bereavement Pay

In the event an employee suffers the death of his brother, sister, stepmother, stepfather, stepson, stepdaughter, spouse's father, spouse's mother, spouse's stepmother or stepfather, the employee shall be allowed up to three (3) days off with pay, at the straight time hourly rate of pay. If interment is postponed to a later date and occurs during the employee's scheduled work day, the employee may take one (1) of the three (3) foregoing days off with pay on the day of interment.

8.2 Birth of a Child

Effective May 1, 1996, an employee will be entitled to a day off with pay for the birth of the employee's biological child or adoption.

 8.3 Five (5) Days

Effective May 3, 1997 in the event an employee suffers the death of their spouse, child, mother, father or grandchild, the employee shall be allowed up to five (5) days off with pay, at his rate of pay.

8.4 One (1) Day

Effective May 3, 1997 in the event an employee suffers the death of their "significant other", the employee shall be allowed one (1) day off with pay, at his rate of pay. If an Employee attends the funeral of his grandparent or the grandparent of his spouse or the employee's spouse's sister or brother, and it takes place on a day when he otherwise would have worked, he shall not suffer a loss of any straight time pay for that day.

ARTICLE 9
Group Insurance

9.1 Group Insurance

The Company agrees to provide group insurance to employees and dependents as set forth herein.

9.2 Benefits

(a) Effective April 28, 2003, the health and welfare plan administered by the Company or its administrator as selected by the Company shall provide for benefits as follows:

(i) Group Life Insurance ‑ $50,000 effective May 1, 2000; $55,000 effective April 30, 2001; $60,000 effective April 29, 2002.

Company shall continue to provide life insurance coverage for employees who are on laid‑off status (regular and/or seasonal winter layoffs) for up to a maximum of three (3) months.

(ii) Sickness and Accident Insurance ‑ $330.00 per week effective April 28, 2003, $335.00 per week effective April 26, 2004 $340.00 per week effective April 25, 2005, for 52 weeks with Social Security offset for the last 26 weeks thereof; eligibility commences on the first (1st) day of accident or hospitalized sickness and the fifth (5th) day of non hospitalized sickness. Effective May 1, 2000, if an employee qualifies for sickness and accident insurance because of five (5) days of non hospitalized sickness and remains qualified for at least one (1) additional week, the Company will pay the employee the $310.00 for the unpaid five (5) day qualifying period.

(iii) Accidental Death or Dismemberment Insurance ‑ $50,000 effective May 1, 2000; $55,000 effective April 30, 2001; $60,000 effective April 29, 2002.

(iv) Paid‑up Term Life Insurance.

(1) Employees with ten (10) or more years of service retiring on a regular pension will be given a $6,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union.

(2) Employees with ten (10) or more years of service retiring on an early retirement pension will be covered by a regular $6,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union; or until age sixty‑five (65) when it will be eliminated and replaced by a $6,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union.

(3) Any employee with ten (10) or more years of service becoming totally disabled after May 1, 1981 will continue to receive coverage for the full amount of life insurance then in effect until he becomes substantially employed, as determined by the Company and Union, at which time the insurance will be eliminated completely; or until age sixty‑five (65) when it will be eliminated and replaced by a $6,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

(4) The full amount of life insurance shall apply to employees with at least ten (10) years service, and the amount of insurance shall be prorated down by years of service for employees with less than ten (10) years of service.

(v) Health Insurance ‑ The Company shall provide two (3) health insurance plans equivalent to the Blue Cross Vermont Health Partnership (VHP), the Blue Cross Vermont Freedom Plan (VFP) and the Blue Cross J Plan, subject to the following general conditions:

1. The employee would have the option of selecting the VHP, VFP or the J Plan, without any pressure to select any options.

2. There shall be two (2) periods of open enrollment each year for all plans.

3. The "J" Plan shall have a $10 office visit copay and a drug card with a $50 deductible, $10/$20/$35 copay. The Vermont Health Partnership (VHP) shall have a drug card with $50 deductible, $10/$20/$35 copay, a $10 office visit copay, plus a $20 copay for visits to specialists. The Vermont Freedom Plan shall have a $10 office visit copay, a drug card with a $50 deductible, $10/$20/$35 copay and a $200 deductible.

4. Changes to any plan can be implemented at any time only when mutually agreed upon between both labor unions and management. Other insurers and third-party-administrators can be used as long as there is no reduction in benefit level at the time of change, by the mutual agreement of both unions and management.

5. Employees selecting J plan shall be required to pay 17% of the premium, employees selecting the VFP shall be required to pay 15% of the premium in the first and second years, 16% in the third year, and employees selecting VHP shall be required to pay 12% of the premium.

6. There shall be a dental plan, equivalent to the Delta Dental Preventer II with 100%-60%-0% coverage, provided to all employees who obtain health insurance under VHP. The employee contribution to the premium shall be 12%.

7. There shall be a vision plan equivalent to the Vision Service Plan "A" with a $20.00 per year eye exam and $20.00 every two year material charge made available to all employees who obtain health insurance on the J plan, the VFP or the VHP plan. Employees on the J Plan shall be required to pay 17% of the premium, employees selecting the VFP shall be required to pay 15% of the premium in the first and second years, 16% in the third year, and employees on the VHP Plan will pay 12% of the premium.

8. There shall be copay required for emergency room visits under the J plan and VFP of $25 in the first and second years and $50 in the third year to match the VHP $50 copay (waived if admitted).

(b) The insurance benefits which are provided for by the Company shall be described in a brochure which shall be distributed to employees by the Company. The terms and conditions under which such benefits are provided are governed by insurance agreements between the Company and its insurance carriers.

9.3 Contributions

The Company shall maintain life insurance coverage for three (3) months and shall continue its contributions for the health insurance coverage of a laid-off employee for three (3) calendar months (provided the employee makes his contribution if any is required). If the employee is laid off on or before the fifteen (15th) of a month, that month shall be considered the first of the three (3) months; and if the employee is laid off after the fifteenth (15th) of a month, the following calendar month shall be considered the first (1st) of the three (3) months. If an active employee dies, the Company will continue health insurance coverage for qualifying survivors (if any) for a period of three (3) months at no cost to said survivor(s). This provision shall not apply to employees on layoff, Workers Compensation, or sickness and accident insurance. To keep policies in force, both Company and employee must pay his share while the employee is off the job because of sickness and accident, strike or lockout or any other suspension in the industry beyond the control of either management or labor.

9.4 Disability

If an employee is permanently and totally disabled, the Company shall continue its contribution for up to six (6) months, as described in previous section "Contributions," and thereafter, the Company will provide such health insurance contributions (provided the employee makes his contribution, if any is required) for five (5) years from the date when he ceased to work due to such disability. The Company shall thereafter continue its contributions, for individual coverage only, as long as the employee is permanently and totally disabled, or until he reaches age sixty-five (65), whichever occurs sooner; provided, that the Company will not make any contributions described in this section during any period when the employee or his spouse is employed and group health insurance benefits are available to them, or after he reaches age sixty-five (65). The Company and Union may amend this subsection by mutual Agreement.

9.5 Retired Employees

Effective May 2, 1981, any employee who has retired between April 30, 1975 and April 28, 1990 under the provisions of the Barre Belt Granite Employer‑Union Pension Plan shall be allowed to continue group insurance coverage in the amount of $3,000 of term coverage, subject to any applicable insurance carrier rules and regulations. The full cost of such coverage will be paid by the retired employee at the group rate applicable to the term life insurance including such insurance for retired employees being provided through the Company. The premium to be paid by such retired employee.

9.6 Consultant

The Company is authorized to utilize the services of an impartial professional consultant as deemed necessary to advise them concerning the proper operation of the insurance program.

9.7 Insurance Objectives

The parties agree to consider and implement by agreement health insurance cost containment measures with a view to improving and increasing the quality and efficiency of health care.

9.8 Delinquency

If the Company is delinquent more than thirty (30) days pursuant to this section; if the Union gives written notice to the Company of its intent to withhold the services of employees; and if the Company has not cured the delinquency by the appropriate payment or by entering into an arrangement satisfactory to the Trustees by the sixtieth (60th) day after the delinquency began; then the Union shall have the right to withhold the services of employees of the Company beginning on the sixtieth (60th) day of delinquency or fifteen (15) days after notice from the Union, whichever occurs later, if and as long as the Company is in violation of this section. For purposes of this paragraph, the Trustees shall be deemed to have delegated the judgment concerning whether the appropriate payment or a satisfactory arrangement has been reached to the Administrator. In addition, the employer shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent contributions.

9.9 Workers Compensation

(a) If an employee has to leave work due to a Workers Compensation injury and is unable to return, he shall suffer no loss of straight time pay for that day.

(b) It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability.

An employee who recovers within two (2) years of the onset of the disability will be reinstated to the employee's former job or one suitable under the law given the position the employee held at the time of the injury and the employee's ability to safely perform the duties of the available position. An employee shall suffer no loss of seniority when reinstated in accordance with this Section.

(c) If an employee returns to work prior to the tenth day of disability, they shall receive pay for the second, third, and fourth day of disability.

(d) The Company agrees to comply with applicable laws governing unemployment compensation and worker's compensation for employees.

ARTICLE 10
Pension Plan Agreement

10.1 Merger of the Pension Plan

The Barre Belt Granite Employer - Union Pension Plan (the "Plan") has merged with and into the Steelworkers Pension Trust (the "Pension Trust") pursuant to the terms of a certain merger agreement (the "Merger Agreement") between the Plan and the Pension Trust, the terms of which are incorporate herein by reference. (Hereafter, the merger of the Plan and the Pension Trust is referred to as the "Merger".)

10.2 Incorporated Documents

This Article 10 incorporates by reference the terms of a Merger Agreement between the Plan and the Pension Trust, and the provisions of the documents governing the Pension Trust.

10.3 Contribution Rate

(a) The month for which the contribution is due is referred to as the "benefit month" and the month prior to the benefit month is referred to as the "wage month" effective April 28, 2003. The Employer shall contribute to the Pension Trust each and every benefit month a sum of money equal to $1.35 per hour for each hour worked by all Covered Employees during the wage month. Effective April 26, 2004, the contribution shall increase to $1.40 per hour. Effective April 25, 2005, the contribution shall increase to $1.45 per hour.

(b) For purposes of determining the pension contribution, employees on seasonal winter layoff (as described in section 12.6 only) will be credited with one (1) hour for every two (2) hours of the scheduled work hours during the seasonal winter layoff period.

10.4 Covered Employees

Covered Employees are all employees employed within the Union's Bargaining Unit who were actively employed by the Employer for any length of time during the wage month. The Employer is required to make a contribution to an employee whose employment is terminated during the wage month.

10.5 Hours Worked

The term "Hours Worked" means not only hours actually worked by Covered Employees, but also hours not actually worked but for which Covered Employees were paid because of vacation, holidays, jury duty or bereavement leave.

10.6 Payment of Contributions

Contributions are due from the Employer on the fifteenth (15th) day of the benefit month, commencing with the benefit month of February 1999 and each and every month thereafter so long as this agreement is in force.

10.7 Coverage - Newly Hired Employees Not Previously Covered

Newly hired employees not previously covered by the Pension Trust are not considered Covered Employees until the first (1st) day of the first calendar month immediately after the commencement of employment. Such calendar month is the new employee's first (1st) benefit month. The immediately preceding calendar month is the employee's first (1st) wage month.

10.8 Coverage - Newly Hired employees Who Were Previously Covered

Newly hired employees previously covered by the Pension Trust are considered Covered Employees as of the first (1st) day of the first calendar month immediately after the commencement of employment. This calendar month is the employee's first (1st) benefit month and the immediately preceding calendar month is the employee's first (1st) wage month.

10.9 Contribution Reports and Data

The Employer shall transmit to the Pension Trust with each contribution a contribution report on the form furnished by the Pension Trust on which the Employer shall report the names, status, hire and termination dates as applicable, as well as the total hours paid to each covered employee during the wage month. The Employer shall provide a copy of this report to the Union. The Employer further agrees to supply to the Pension Trust such further information as may from time to time be requested by it in connection with the benefits provided by said Pension Trust to said employees, and to permit audits of its books and records by the Pension Trust for the sole purpose of determining compliance with the terms and conditions of this agreement.

10.10 Delinquent Employers

In the event that an Employer fails to maintain affiliation in good standing with the Pension Trust, the Employer shall be in violation of this Article 10, in addition to all other applicable standards. Immediately upon termination of the Employer's affiliation with the Pension Trust, the Union and the employees may withhold all services from the delinquent Employer until such time as the default has been cured to the satisfaction of the Pension Trust and the Union. In addition, the Company shall be responsible for the payment of all wages (including interest at the legal rate in VT), that would have been earned in normal working hours during any strike called on account of delinquent conditions.

 ARTICLE 11
401(k) Plan

11.1 401 (k) Plan

The Company agrees to establish and administer one 401(k) program for all its union employees which will comply with all the requirements of ERISA, the Internal Revenue Code and any other applicable laws.

The Company agrees to match up to thirty (30%) percent of an employee's first $l,000 contribution per year and ten (10%) percent thereafter per year up to the maximum contribution allowable by law per year.

ARTICLE 12
Seniority

 12.1 Seniority

(a) In administering seniority, the five (5) quarries of the Company will be considered as one (1) unit.

(b) The job classifications hereinabove listed in Section 4.1 shall be combined in a single classification for purposes of seniority for the quarry operations of the Company.

(c) Seniority shall apply in the promotion, demotion, transfer, filling of job vacancies, layoffs, and recall of employees subject to ability and physical fitness among employees in the same seniority classification as defined above. Ability means the knowledge and/or experience relating to the job in question at the time of posting for the position. Temporary employment of thirty (30) days or less shall not be considered towards ability in connection with bid for permanent position.

(d) Positions at the Bethel Quarry of Rock of Ages Corporation are not required to be posted and will be offered on a voluntary basis.

(e) Permanent positions shall be posted within ten (10) working days of vacancy. Temporary positions shall be posted if the vacancy is expected for more than thirty (30) days.

(f) Promotion job openings will be posted by the Company for five (5) days. Management will select the qualified applicant and give notice of the employee selected in writing to the Union. An employee awarded a full-time or spare position may not bid on another job for six (6) months. Any employee awarded a posted job which has not commenced after ten (10) working days, may bid on another posted job. An awarded job except a spare position that has not been filled after thirty (30) working days must be reposted. Newly hired employees shall be ineligible to bid for any job for a period of three (3) months from their respective dates of hire. An employee can sign more than one (1) posted position, however, the employee can only be awarded one (1) position.

(g) It shall be understood that a man who has been asked by management to change from one job classification to another will retain his total seniority. The employee so transferred will have a thirty (30) consecutive day trial period, sickness and absence excluded, with right to return to former job with former status. However, in cases where an employee requests and is granted a transfer, his total seniority will be retained and there will be a thirty (30) day trial period. An employee desiring to relinquish a full time or spare position within thirty (30) days of the award date, must notify the company in writing with a copy to the union.

(h) With regard to the filling of permanent positions where previous posting awards for spares have been made based on company seniority, ability and physical fitness in accordance with Section 4.7(i), the permanent positions will be awarded to the spare most senior in that position. As necessary, further spare openings will be posted and awarded on the basis of seniority, ability and physical fitness, in accordance with the contract. Employees can only hold one (1) spare position at a time. The Company and the Union agree that the nature of the spare position is that the job generally will not commence after ten (10) working days and will not be filled within thirty (30) days. For purposes of this Section, a spare position will be considered to have commenced and have been filled upon the award of the spare position subject only to the trial period set forth in the preceding paragraph. Each spare shall be entitled to the said thirty (30) day trial period and shall not assume the permanent position until the satisfactory completion of said trial period. Due to the special working conditions and safety concerns involved, the training/trial period for spare rigger/carpenter will be three hundred (300) working hours.

(i) Employees on layoff shall retain their seniority for a period of twelve (12) months. lf an employee on layoff is not recalled within twelve (12) months, the employee forfeits all seniority and the Company has no obligation to recall that employee. If employee is hired after the twelve (12) month period, he will be considered a new employee. If an employee on layoff is asked to return to work within twelve (12) months of layoff and refuses to return, the employee shall be considered a voluntary quit.

(j) The procedure for notifying a laid‑off employee to return to work will be by certified mail and a period of one (1) week from the time of mailing will be granted to the employee for reporting. It will be the employee's responsibility to notify the Company of any change in address.

(k) An employee who quits or is discharged for cause forfeits his seniority.

(l) If an employee is temporarily laid off and later asked to return to work, with a guarantee of at least three (3) months' work and refuses to do so, then this constitutes a break in his length of service. If he is employed at a later date, it will be necessary to begin anew to build up years of service and earned time.

12.2 Seniority Rosters

A roster giving the seniority and job classification of all employees in the bargaining unit will be made available to the Union. These rosters will be revised twice each year in April and October. The company will provide ample copies to all officers and stewards for the purposes of posting throughout the Barre and Bethel quarry operations. One (1) copy of the roster will show individual rates of pay. The one (1) copy showing pay rates will only be sent to the President of the Local USWA #4 and will be kept confidential.

12.3 General Leave of Absence

Any employee may be granted a period of ninety (90) days' leave of absence in any one (1) calendar year without pay and without loss of seniority with the consent of the Company and the Union. Such employee is forbidden to accept employment elsewhere for wages; except that an employee who is granted a leave of absence for reasons of health may accept employment during such leave of absence. Upon the request of the Company, the employee shall secure a doctor's certificate with respect to his condition of health. Employees granted a leave of absence for reasons of health shall accumulate seniority during such leave of absence.

Management agrees to grant, on request, a leave of absence to employees for Union activities or political purposes when request is made in writing and such time will not be deductible from an Employee's earned time. The seniority for such Employees shall accumulate for a maximum period of one (1) year during such leave of absence.

An Employee who is a member of the Union Executive Board shall be granted a leave of absence of up to three (3) years to serve as full-time President of the Union. During such leave he shall accumulate industry service and shall retain seniority with the Company as of the date the leave begins; he shall not be eligible for wages or fringe benefits.

12.4 Transferring out of the Bargaining Unit

Employees transferred out of the bargaining unit on or after May 1, 1962 shall retain their seniority status for a period of three (3) years. If returned to the bargaining unit after three (3) years, they will return as new employees.

12.5 New Employees

Newly hired employees will be given a fifty (50) working day probationary period. Seniority during those fifty (50) working days is earned upon completion of probation.

An employee who is qualified for the probationary period one (1) year and who works less than the fifty (50) working days before he is laid off is entitled to accumulate months of seniority in fulfilling fifty (50) working days if he is hired the next year.

12.6 Seasonal Winter Layoff

(a) On or before the Monday preceding the Thanksgiving holiday, the Company will post a winter layoff notice and a blank voluntary work assignment sheet. The winter layoff notice will recite the date that normal quarry operations will be curtailed for the winter season, the date on which normal quarry operations will resume in the spring and a summary of the procedures and rules set forth in this Article.

(b) Employees desiring winter work assignments on a voluntary basis agree to sign the voluntary winter work assignment sheet at the Central Quarry Office no later than ten (10) calendar days of the Company's postings. Employees must sign the voluntary winter work assignment sheet at the Central Quarry Office in person in the presence of a representative of the Company who is not a member of the Union. Employees may only sign for job assignments for which they are qualified under the provisions of this Article 12.

(c) Failure to sign the voluntary winter work assignment sheet in the quarry office within the time limit will be conclusively deemed by both the Company and the Union that the individual has elected voluntary layoff and waives all rights of grievance with respect to the recall of employees from the voluntary winter work assignment sheet by the Company. The Company agrees to make its decisions with respect to which employees will work during the winter layoff and to post work assignments not later than five (5) working days from the expiration date of the sign‑up.

(d) The Company will assign the work during the winter layoff by seniority subject to ability and physical fitness. The Union agrees that any disputes regarding the work assignments will be brought to the attention of management within five (5) days from the date of posting in accordance with the grievance procedure set forth in Article 16. If a sufficient number of qualified employees do not sign the voluntary work assignment sheet, the Company will assign the winter work to qualified employees by inverse order of seniority. The Company will provide a list in the Central Quarry Office during the winter period where employees on voluntary layoff may sign to indicate their willingness to return to work. The Company will recall qualified employees signing this list by seniority to the extent openings permit.

(e) Because of the application of the twelve (12) month recall provision, no quarry personnel will be terminated during the winter layoff and no employee choosing voluntary layoff will suffer any loss of seniority or termination. In the event the Company determines to make a permanent layoff during the winter layoff period, such layoff will be in accordance with Section 12.1 of this Article and shall not apply to senior employees on voluntary layoff.

(f) Employees who are on layoff under this Section shall notify the Company should they leave town for any period of time that may prevent the employee from responding to any written notice of recall, either scheduled or unscheduled, within a period of one (1) week.

12.7 Quarry Preference

The employee will have the opportunity to indicate a preference to work in the Barre

Quarries, Bethel quarries, or both if the work is needed. Assignment to the location will be according to the provisions of Article 12.6. In the event the employee signs up to work in both quarry locations, management will determine which quarry location an employee is to be assigned, regardless of seniority. In the event any quarry operation is changed, shutdown, work force reduced, re-started, or any other operational decision made during the seasonal winter layoff period, employees will be reassigned according to article 12.6.

ARTICLE 13
Bonus Plan

13.1 Bonus Plan

All quarry operation employees will receive a bonus for all paid hours which shall be based on total service with the Company as of May 31:

Years of Service	Bonus
5	6 1/4 cents per hour
6	7 1/2 " " "
7	8 3/4 " " "
8	10 " " "
9	11 1/4 " " "
10	12 1/2 " " "
11	13 3/4 " " "
12	15 " " "
13	16 1/4 " " "
14	17 1/2 " " "
15	18 3/4 " " "
20	20 " " "
25	25 " " "
30	30 " " "
40	40 " " "
45	45 " " "

For the purpose of this Article, all paid hours shall include overtime (including premium rate), holidays, vacations and call out pay.

13.2 Bonus Plan Payments

(a) Bonuses will be paid semi‑annually, on or before the last Friday prior to July 1 and the last Friday prior to the start of the winter shutdown period. The bonus payment prior to Christmas will be based on hours paid between June 1 and November 30, and the payment prior to July 1 will be based on hours paid between December 1 and May 31. To be eligible for payment, the employee must be on the Company payroll at the time of paying except in cases of retirement or layoff. A discharge will cancel accumulated bonus as well as years of service with the Company.

(b) The Company shall furnish to the member, at the time of seniority bonus distributions, a separate record of hours paid, rate of pay and period covered.

ARTICLE 14
Union Security

14.1 Mandatory Membership

It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date of this Agreement shall, on or before the 31st day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall be also a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, on or before the 31st day following the beginning of such employment, become and remain members in good standing of the Union.

14.2 Location of Stewards

Stewards who are either elected or appointed by either the members of the Union or the Union President will remain in the areas in which they were elected or appointed so far as possible. The Company shall have the right to assign the Steward to another area for a temporary period or permanently if the area is being permanently or temporarily closed or if the Steward successfully bids to a job outside of the area.

ARTICLE 15
Check-Off

15.1 Check-Off

The Company agrees to deduct each month from the wages payable to any employee who authorizes the Company to do so, through a signed authorization card (Union Form 530), the Union monthly dues, assessments uniformly imposed on all members and, if owed, the Union's initiation fee. Said amount shall be as designated by the International Treasurer of the Union. The Company shall then remit by the end of each month all sums so deducted to the International Treasurer, United Steelworkers of America, P.O. Box 400041, Pittsburgh, Pennsylvania 15268‑0041.

15.2 Union Copy

The Company shall also transmit by the end of each month to an officer designated by the Local Union a copy of the list of employees from whom deductions are made and a list of new hires during the month.

15.3 Dues Penalty

The Company will be responsible for the collection of dues prior to payment of closeout due to termination (quit or discharge) of employment. Failing to collect, the Company will be liable for payment(s) to the Union if it fails to collect from the terminated member.

ARTICLE 16
Dispute Settlement

16.1 Dispute Steps

(a) Any difference which may arise as to the meaning or application of this Agreement or any Memorandum Agreement between the parties as to compliance with the terms of such agreements shall be resolved as follows:

Step 1: Between the foreman and employee involved and/or Union Steward and/or other Union representative. Grievances must be submitted within ten (10) workdays of the time the subject of the grievance becomes or should have become known to the aggrieved employee or Union.

Step 2: Between the Union Steward and/or other Union representatives and the Quarry Manager. If the matter is not settled within five (5) workdays of initiating this step, it may be referred to Step 3.

Step3: Between the Union President and/or Union Steward and the Vice President of Quarry Operations and/or the Quarry Manager. If the matter is not settled at this step, then a formal written grievance will be submitted within five (5) working days.

Step 4: Between the United Steelworkers of America Staff Representative, Local Union #4 President, the President of the Company, the Vice President of Quarry Operations and/or the Quarry Manager. If the matter is not settled within five (5) working days of initiating this step it may be referred to Step 5.

Step 5: Submit the grievance to arbitration and pursuant to existing voluntary labor arbitration rules of the American Arbitration Association within thirty (30) days following the Step 4 answer. The Arbitrator shall have no authority to alter in any way the terms and conditions of this Agreement and shall confine his decision to a determination of the facts and an interpretation and application of this Agreement. The decision of the Arbitrator shall be final and binding on all parties. The fees and expenses associated with arbitration of the grievance shall be borne equally by the parties to the grievance or dispute.

(b) In the event a difference is not appealed to the next succeeding step of the above procedure within the time limit specified, the right of appeal shall be lost.

(c) The aggrieved employee may attend any steps of the grievance procedures. Time limits may be extended by mutual agreement.

16.2 Company Grievances

Grievance may be initiated by the Company. The grievance shall be discussed between the Company representative and the Steward, Local Union President or other Union representative. In the event such difference is not settled through such discussion, the dispute will be further processed in accordance with the provisions of Section 16.1, Steps 3, 4 and 5.

16.3 Signed Grievances

Grievance processed in accordance with the provisions of this Article must be in writing and signed by the grieving party for submission to Step 4 and succeeding Steps. It is mutually understood that the words "Foreman" or "Quarry Manager" may be replaced by the word "Company" where appropriate. Time limits may be extended by mutual agreement.

16.4 Rules

(a) The Union agrees that during the term of this Agreement neither the Union nor its members shall encourage or engage in any strikes, stoppages, slowdowns or other interruptions of work, and the Company agrees that there shall be no lockouts.

(b) It is understood and agreed that in the event of any alleged violation of this Agreement, which violation is not authorized or ratified by the International Union, there shall be no liability for damages on the part of said International Union, Local Union or any of their officers or agents, and the sole recourse and exclusive remedies of the employer shall, in such event, be those which are specifically provided for in this Agreement.

(c) It is understood and agreed that in the event of any strike, work stoppage, interruption or impeding of work on the part of any employee during the life of the Agreement, there shall be no liability on the part of the International Union, Local Union or any of their officers or agents, provided such strike, work stoppage, interruption or impeding of work was not authorized or ratified by the International Union, Local Union or any of their officers or agents, and provided further that, upon the occurrence of such unauthorized strike, work stoppage, interruption or impeding of work, the International Union or the Local Union shall, upon request of the Company, notify the employees involved that such action by said employees was unauthorized and direct said employees to return to work promptly, and shall take further steps as are reasonable and appropriate under the circumstances to bring about a termination of such unauthorized strike, work stoppage, interruption or impeding of work, impose such disciplinary measures upon the employees involved as are not inconsistent with the provisions of this Agreement.

ARTICLE 17
Reserve for Inclement Weather - Power Failure

 17.1 Reserve Hours

(a) Reserve hours do not apply to blacksmiths, shop men, grinders and summer employees.

(b) A reserve of 42 1/2 hours will be set up to be paid out in the following way.

(c) When the typical work week (typical work week is understood to mean the average number of hours worked by over fifty (50%) percent of the outside quarry group during one (1) week of those entitled to reserve hours falls below thirty-five (35) hours), four (4) hours will be added to the paid hours. When the typical work week is between thirty-five (35) and forty (40) hours, two (2) hours will be added to the paid hours.

(d) In applying reserve hours during a week in which Saturday is worked, it is agreed that reserve hours for inclement weather will be applied to work done Monday through Friday and that hours worked on Saturday will not be included in determining total hours worked during the week.

(e) To illustrate: If a bar runner works even though less than fifty (50%) percent of the quarry is working, he will receive reserve hours pay at the end of the week the same as the rest of the employees.

(f) Paid hours shall be understood to include premium hours for overtime, paid holidays and vacation time.

(g) The balance, if any, of the 42 1/2 hours remaining at the end of the year is to be paid on the last payday before Christmas. Employees with less that one (1) year of service at the end of the calendar year shall be entitled to prorated unused reserve hour payments, if any, based upon months of service.

(h) Inclement weather pay not paid to an individual employee due to sickness, vacation or other authorized absence shall be paid with the balance, if any, at the end of the year.

(i) An employee who starts work during the course of the calendar year shall have the same status as of the date of his employment as other employees have on that date in respect to reserve hour payments to be made during the remainder of the year.

17.2 Power Failure

In the event of a power failure in a section of the operations, employees will continue to work as long as health and safety of employees are not affected and access to the working area is available from another hoist. In the event of power failure, crews will remain on the job for a period of fifteen (15) minutes, for which time they will be paid. If power is not restored at the end of this fifteen (15) minute interval, operations will be closed down upon appropriate notification by the Company.

In the event no notification is given and the employees remain on the job, those employees will continue to receive wages. Article 17.1, Reserve for Inclement Weather, shall not be applied on shutdowns due to power failure.

ARTICLE 18
Non-discrimination

18.1 Non-discrimination

There shall be no discrimination for or against any employee because of his performing the duties of a Union officer or committeeman. The Company shall comply with applicable laws prohibiting discrimination against employees on account of race, color, sex, sexual orientation, religion, national origin or age. Any reference in this Agreement to one (1) gender shall be deemed to apply equally to the other.

ARTICLE 19
Union Representatives

19.1 Union Representatives

Union representatives can come to the office. If management and Union representatives mutually agree, men involved in grievances shall be called to the office for interview. It is agreed that the President of the Local USWA #4 will only have access to the Rock of Ages Corp. quarry operations (Barre and Bethel) that are covered by this collective bargaining agreement, specifically for purposes of administering this agreement.

ARTICLE 20
Suspension of Operations

20.1 Suspension Notice

Adequate notice of any suspension of operations shall be posted stating when plant/quarry will close as well as when work is to be resumed.

ARTICLE 21
LABOR MANAGEMENT TEAM

21.1 LMT Formation

(a) It is mutually agreed to form a Labor Management Team (LMT) composed equally of Union representatives and management representatives in such total number as may be agreed from time to time by the Union and Company. The LMT shall meet at least monthly to discuss and resolve issues of safety, health, betterment, interdivisional job opportunities, productivity and other items as may be appropriate.

(b) The LMT is intended to increase joint cooperation and develop an active employee involvement process. These efforts shall not interfere with any provisions of this Agreement nor circumvent the grievance procedure, nor interfere with management's rights, but it is a goal of the LMT to avoid circumstances or practices which could give rise to a claim by either party that the provisions of this Agreement were not adhered to and to create an atmosphere of cooperation so as to minimize events leading to grievances.

(c) The LMT may have various divisions or advisory groups as mutually agreed and may meet jointly with other U.S.W.A. LMTs formed in other divisions.

(d) The objectives of the LMT will also focus on increasing customer service and satisfaction, more effective methods of operation, enhancing employee morale and creating and assuring full and open communication among employees and the Company. The LMT will analyze and solve identified problems and participate and support in the implementation of agreed solutions. The LMT will also investigate and recommend actions to the Company and Union to increase employee involvement and responsibility in the areas of production, production teams, and quality control.

(e) The Company shall forward minutes of the LMT meetings to the Union and LMT members within ten (10) days of the meeting. The minutes shall include the names of those in attendance, and the date, time and place of the meeting.

1. A schedule of dates, times, and places for the LMT meetings will be forwarded to the union prior to the beginning of each calendar quarter. Up to a maximum of three (3) members will be paid for time while attending the LMT meeting.

2. A schedule of dates, times, and places for the stewards meetings will be forwarded to the union prior to the beginning of each calendar quarter. Up to a maximum of eight (8)members will be paid for time while attending the stewards meeting. Steward from Bethel will be afforded the opportunity to attend the meetings and released from the Bethel quarry forty-five (45) minutes prior to the scheduled starting time of the meeting and will suffer no loss in pay.

 ARTICLE 22
Safety Rules

22.1 Safety Issues

(a) The Company will confer with the Union regarding safety and other rules and regulations affecting the health, safety and comfort of the employees. There shall be a Safety Committee to include union representation designated by the Union. Minutes of each meeting will be distributed to all Committee members and the President of U.S.W.A. Local 4.

(b) Any national, state or municipal law enacted for the betterment of wages or working conditions in the granite trade will not be violated. All employees must utilize safety equipment required by any national, state or municipal law.

(c) The Union agrees to cooperate with the Company in enforcing safety rules and practices in an effort to reduce hazards and insure safe working conditions.

(d) Employees are to comply with the safety rules in this Article and are to cooperate fully with the management in the enforcement of these rules.

22.2 Safety Glasses

(a)    Safety glasses must be worn on all jobs by all quarry personnel.

(b) The Company shall provide safety glasses for its employees, upon the request of such employees. If an employee needs prescription safety glasses, he shall pay for his own eye examination and shall furnish the prescription to his employer. The Company shall then provide such prescription glasses with a frame selected from the group of standard frames, at no additional cost to the employee. Broken safety glasses shall be replaced by the Company on a reasonable basis.

22.3 Safety Shoes and Gloves

(a) The company shall make safety footwear available to requesting employees from the company supply room or through arrangements with a local supplier or they can be purchased at any other location. If the employee purchases the safety footwear at a place other than the supply room or other than where it was arranged by the company, the employee must initially pay for the footwear and then bring a receipt into the supply room. The employee will be reimbursed by the company under the guidelines established for the allowance on safety footwear. The company will contribute up to $75.00 toward the cost of a pair of safety shoes, for up to a maximum of two (2) pair of footwear purchased in the first year of this contract and $80.00 for the second and third year of this contract.

(b) The Company will provide, at no cost to the employee, working gloves that the company feels are suitable for the employee performing the jobs. When an employee requests a new pair of gloves, the old pair must be turned in.

 22.4 Rock Drilling

(a) To eliminate the possible silicosis hazard in rock drilling in the Barre Granite quarry belt, the Company has installed dust control equipment which meets the reasonable standards established and published by the Vermont Occupational Safety and Health Administration and/or the National Institute of Occupational Safety and Health of the Mine, Safety and Health Administration, as applicable.

(i) "Rock drilling" shall mean drilling, cutting, chipping, channeling, broaching or crushing rock.

(ii) "Injurious silica dust concentration" shall mean dust produced from drilling silica bearing rock which is in excess of current Tolerance Level Value as established and published by VOSHA and/or NIOSH or MSHA.

(b) Insofar as practicable, all rock drilling operations shall be executed so that there will be no dissemination of injurious silica dust concentrations into the atmosphere.

(c) The whole problem of dust equipment in every department pertaining to quarry operations shall be the subject of study and research by a joint commission. This commission shall consist of the representatives of the Safety Committee.

(d) Dust control equipment shall at all times be maintained in efficient working order and use. Inspections shall be carried out at the request of Company or Union Committee by the state unit charged with industrial hygiene or the appropriate Federal agency and reports of inspections given to both the Company and to the Union.

ARTICLE 23
Management's Rights

23.1 Management Rights

The management of the quarries and the direction of the working forces, including the right to hire, transfer, suspend or discharge for just cause, except as expressly limited by this Agreement, and the right to lay off due to lack of work, and in general all other functions of management unless expressly limited by the Agreement are reserved to and are vested exclusively in the Company.

ARTICLE 24
Temporary Transfers

24.1 Temporary Transfers

If an employee is required to fill the place of another employee, his rate of pay shall not be changed. For example, if an employee is required to fill the place of another receiving a lower rate, his rate of pay will not be reduced. On completing his period of temporary assignment he shall return to his former duties. Temporary assignment to mean a period of thirty (30) days or less. Senior employees to be given preference where possible.

ARTICLE 25
Smoking

25.1 Smoking Policy

The Company and Union hereby agree and jointly designate all work areas in which employees covered by this Agreement perform any work activities as permitted smoking areas and any employee covered by this Agreement shall be permitted to smoke in any area with the sole exception of areas in proximity to combustible materials which are designated by the Company as non‑smoking areas. As a matter of common courtesy and health concerns during breaks, employees will not smoke in the quarry warming shacks. It is also mutually agreed between Union and Management that in the event significant unresolved conflicts arise concerning this provision, further steps may be taken concerning non smoking provisions.

ARTICLE 26
Discipline/Discharge

 26.1 Discipline & Discharge

An Employee who has completed his probationary period shall not be discharged or otherwise disciplined without just cause. A copy of written disciplinary action taken against an employee shall be sent to the Local Union office. Failure to comply within ten (10) days will constitute the warning being null and void.

 26.2 Written Warnings

The Company and Union agree that a written warning more than eighteen (18) months old may not be used as the justification for discipline or discharge of an employee. Subject to the immediately preceding sentence, in progressive discipline cases, the Company will continue to consider in accordance with past practice that a written warning or suspension without a follow‑up discipline or suspension for the same cause for a period of three (3) months as restarting the progressive discipline process from the next succeeding written warning or suspension for the same cause. Nothing in this Section shall be construed to prevent the Company from discharging or otherwise disciplining an employee for just cause or to prevent the Company and the Union from keeping all disciplinary reports in an employee's personnel file and providing the same to the appropriate parties under the Dispute Settlement procedures of Article 16.

  ARTICLE 27
Summer Employees

27.1 Summer Help

(a) The Company shall not be required to provide fringe benefits, pension contributions, insurance coverage or reserve hours as set forth in Article 17 for persons employed during the summer months except for Call‑In pay as set forth in Section 2.3.

(b) Summer employee minimum wage rate is fifty ($.50) cents above the minimum rate as set by the U.S. Department of Labor. If such minimum wage rate is increased by the Department of Labor during the life of this Agreement, summer employee pay rates will increase accordingly. Such employees are not to be employed below the quarry rim, the intention being that they are not to perform general production work.

(c) The Company will not have the right to hire such summer quarry employees as long as there are employees of the Company on layoff who can perform available work and who are willing to do so.

ARTICLE 28
Bethel Quarry

28.1 Bethel Quarry Travel Expense

Employees that are assigned to work at the Bethel quarry (per the provisions of Article 12, para.4) will receive, as a temporary rate, fifty ($.50) cents per hr. over the quarry minimum set wage. When an employee is not assigned to the Bethel quarry he may not receive the temporary rate.

SIGNATORY PAGE

IN WITNESS WHEREOF, the undersigned have executed this Agreement Effective April 28, 2003.

For Rock of Ages Corp., Quarry Division	For the United Steelworkers of America, AFL-CIO-CLC.

_________________________________ Jon Gregory, Chairman	_________________________________ Leo W. Gerard, USWA International President

_________________________________ Larry Beede, Quarry Manager	_________________________________ James English, USWA International Secretary - Treasurer

_________________________________ Arnold Bolio, Quarry Negotiator	_________________________________ Andrew Palm, USWA International Vice President Administration

_________________________________ Gordon MacRitchie, Quarry Negotiator	_________________________________ Leon Lynch, USWA International Vice President Human Affairs

_________________________________ Louis J. Thomas, USWA Director District #4

_________________________________ George W. Mangnan III USWA Staff Representative

_________________________________ Frederick L. McGrath, Jr., President USWA Amalgamated Local #4

_________________________________ Terry Culver, Unit #53Q USWA Local #4 Negotiator

_________________________________ Kim Ashford, Unit #53Q USWA Local #4 Negotiator

QUARRY DIVISION
CALENDAR OF HOLIDAY OBSERVANCES
DURING 2003 - 2006 CONTRACT

2003
Memorial Day	May 26	Monday
Independence Day	July 4	Friday
Labor Day	September 1	Monday
Employee Appreciation Day	September 2	Tuesday
Veterans Day	November 17	Monday
Thanksgiving Day	November 27	Thursday
Day After Thanksgiving	November 28	Friday
Christmas Day	December 25	Thursday

2004
New Years Day	January 1	Thursday
Day before Town Meeting	March 1	Monday
Town Meeting Day	March 2	Tuesday
Memorial Day	May 31	Monday
Independence Day	July 4 (Sun)	Monday 5th
Labor Day	September 6	Monday
Employee Appreciation Day	September 7	Tuesday
Veterans Day	November 15	Monday
Thanksgiving Day	November 25	Thursday
Day After Thanksgiving	November 26	Friday
Christmas Day	December 25 (Sat)	Friday 24th

2005
New Years Day	January 1 (Sat)	Friday Dec. 31st
Day before Town Meeting	March 7	Monday
Town Meeting Day	March 8	Tuesday
Memorial Day	May 30	Monday
Independence Day	July 4	Monday
Labor Day	September 5	Monday
Employee Appreciation Day	September 6	Tuesday
Veterans Day	November 14	Monday
Thanksgiving Day	November 24	Thursday
Day After Thanksgiving	November 25	Friday
Christmas Day	December 25 (Sun)	Monday 26th

2006
New Years Day	January 1(Sun)	Monday 2nd
Day before Town Meeting	March 6	Monday
Town Meeting Day	March 7	Tuesday

EXHIBIT 10.3

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement"), dated as of the 28th day of July, 2003, is entered into by and between ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Kentucky limited liability company ("Seller") and SABER MANAGEMENT, LLC, an Indiana limited liability company ("Buyer").

WHEREAS, Seller owns and operates the fourteen cemeteries located in the Commonwealth of Kentucky listed on Schedule 1.0 (the "Cemeteries" and each a "Cemetery"); and

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller substantially all of the assets of Seller used or useful in the operation of the Cemeteries on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties herein contained, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1      Sale of Assets.   Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as hereinafter defined) Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of the assets of Seller of every kind, character and description used in the operation of the Cemeteries, except for the Excluded Assets described in Schedule 2.15 (the "Assets").

1.2     Consideration for Assets. As consideration for the purchase of the Assets and for the other covenants and agreements of Seller, on the Closing Date, Buyer shall pay to Seller the sum of $6,750,000.00 in cash and shall assume the liabilities set forth on Schedule 1.2 (the "Purchase Price"). Buyer shall not be liable for the payment or performance of any liability or obligation of Seller, or for any liability relating to the Business or the Assets, except for those liabilities specifically assumed by Buyer and listed on Schedule 1.2 (such liabilities shall be referred to as the "Assumed Liabilities"). As used in this Agreement, "Business" means the business of owning and operating the Cemeteries and all activities necessary or incidental thereto, including the offer and sale of burial rights, merchandise and services and complying with applicable trust laws.

1.3   Excluded Liabilities. Except for the Assumed Liabilities, Buyer shall not assume, and Seller shall remain liable for, all of Seller's liabilities and obligations including, without limitation: (a) any liability or obligation for taxes, including, without limitation, taxes incurred in connection with this proposed transaction; (b) any liability or claim arising out of or in connection with any employment agreement, consulting agreement or employee benefit plan sponsored, maintained or contributed to or by Seller; and (c) any liability related to the deferred purchase price payment of approximately $330,000 due to the entities from which Seller acquired the Assets, including any obligation under any promissory notes or due on sale clauses.

1.4   Allocation. The Purchase Price shall be allocated, by mutual agreement, among the Assets pursuant to the allocation set forth on Schedule 1.4.The parties hereto shall be bound by such allocation of the Purchase Price for all purposes, including calculations of any and all state and federal income taxes and requirements to file any tax returns.

1.5     Proration of Real Estate Taxes. All taxes or assessments on the Real Property (as hereinafter defined) payable for the tax year which includes the Closing Date shall be prorated between Buyer and Seller as of the Closing Date. All taxes or assessments on the Real Property for any prior period shall be paid by Seller.

ARTICLE II

DESCRIPTION OF THE ASSETS

Seller shall prepare and attach to this Agreement schedules which describe all assets of Seller that are used in the Business. Such Schedules are identified and described below.

2.1      Real Property.  Schedule 2.1 will contain a list and legal description of the real property owned by Seller comprising the Cemeteries and any other real property owned by Seller (the "Real Property").

2.2     Equipment, Furniture and Furnishings. Schedule 2.2 will contain a list of all office equipment, computers, computer equipment, servers (including the server for Seller's wide area network, but excluding the communications equipment associated therewith), software, software licenses, furniture and furnishings used in the Business which Schedule will include with respect to each such item:(i) where such item is located;(ii) whether such item is owned or leased; and, (iii) if leased, the name of the lessor and a copy of any lease agreement pursuant to which such item is leased and whether such lease is assignable.

2.3     Rolling Stock.Schedule 2.3 will contain a list of all automobiles, trucks, earth moving equipment and all other rolling stock used in the Business which Schedule will include with respect to each such item:(i) make, year, model and mileage; (ii) where such item is located or garaged; (iii) whether such item is owned or leased;(iv) if the item is owned, a copy of the title to, or bill of sale for, such item; and (v) if the item is leased, the name of the lessor and a copy of any lease agreement pursuant to which such item is leased and whether such lease is assignable.

2.4    Inventory. Schedule 2.4 will contain a listing by location of the descriptions and quantities of all inventory items held at such location (including, but not limited to, mausoleum crypts, lawn crypts, burial lots, cremation niches, vaults and all unsold cemetery merchandise) and, separately stated and identified as such, any inventory or other items of personal property that are not owned solely by Seller, but are held under any form of consignment, bailment, or other arrangement. Schedule 2.4 shall include the date the inventory listing was completed.

2.5     Receivables. Schedule 2.5 will contain a listing of all of Seller's accounts receivable, including appropriate aging of such accounts.

2.6     Perpetual Care and Maintenance Trusts.Schedule 2.6 will contain a listing of each Perpetual Care and Maintenance Trust ("Perpetual Care Trust") established for the care of the Cemeteries or any part thereof containing for each Perpetual Care Trust:(i) true and correct copies of all trust agreements; (ii) the fair market value of the assets held; and (iii) the most recent annual filings made by Seller with the Commonwealth of Kentucky. As used in this Agreement, "Perpetual Care Trust" means any trust required to be established by Kentucky law or by any customer contract for the care, maintenance, administration and embellishment of the Cemeteries or any part thereof.

2.7     Pre-Need Cemetery Merchandise Trusts.Schedule 2.7 will contain a listing of each Pre-need Cemetery Merchandise Trust ("Merchandise Trust") containing for each Merchandise Trust (i) true and correct copies of all trust agreements; (ii) the fair market value of the assets held; and (iii) the most recent filings made by Seller with the Commonwealth of Kentucky. As used in this Agreement, "Merchandise Trust" means any trust required to be established by Kentucky law or by any customer contract to receive payments for pre-need sales of cemetery merchandise (as defined by the applicable Kentucky statute) that is not delivered by attachment to the realty and permanently installed within six months of the date of the pre-need contract or which is not in a bonded warehouse.

2.8      Pre-Paid Funeral Trusts.Schedule 2.8 will contain a listing of each Pre-Paid Funeral Trust containing for each Pre-Paid Funeral Trust: (i) true and correct copies of all trust agreements; (ii) the fair market value of the assets held; and (iii) the most recent annual filings made by Seller with the Commonwealth of Kentucky. As used in this Agreement, "Pre-Paid Funeral Trust" means any trust required to be established by Kentucky law or by any customer contract which has for a purpose the future furnishing or performance of funeral services, or the furnishing or delivery of personal property, merchandise, or service of any nature (other than the furnishing of a burial lot or mausoleum crypt).

2.9     Preconstruction Mausoleum Trusts. Schedule 2.9 will contain a listing of each Preconstruction Mausoleum Trust containing for each Preconstruction Mausoleum Trust: (i) true and correct copies of all trust agreements; (ii) the fair market value of the assets held; and (iii) the most recent annual filings made by Seller with the Commonwealth of Kentucky. As used in this Agreement, "Preconstruction Mausoleum Trust" means any trust required to be established by Kentucky law or by any customer contract upon the sale of a space in a mausoleum, a crypt in a bank of underground crypts or a niche in a columbaria prior to its construction.

2.10     Licenses and Permits. Schedule 2.10 will contain a description of all licenses, permits, franchises and rights relating to the Business or the Assets and whether they are transferable.

2.11    Trade names, Trademarks, etc. Schedule 2.11 will contain a description of all trade names, trademarks, service marks, copyrights, assumed names, logos and all other forms of intellectual property (other than those listed in Schedule 2.2 or 2.10) used in or relating to the Business or the Assets. The Assets shall not include any trademarks, service marks, trade names (other than the Cemeteries' names), copyrights or other intellectual property used by Seller's parent, Rock of Ages Corporation ("ROAC") or any of ROAC's other subsidiaries, whether or not the same may be used by Seller in the Business.

2.12      Contracts. Schedule 2.12 will contain a description of all contracts, including consumer contracts, real and personal property leases, prepaid expenses and any telephone directory listings.

2.13     Records. Schedule 2.13 will contain a brief description of the books and records relating to the Business or the Assets, including lot owner lists and other cemetery records.

2.14     Miscellaneous Assets. Schedule 2.14 will contain a description of all other assets used in the Business and not otherwise described in Schedules 2.1 through 2.13 or Schedule 2.15, including but not limited to customer lists and prospective customer lists, but excluding cash, cash equivalents and the Excluded Assets.

2.15     Excluded Assets. Schedule 2.15 will contain a list of assets to be retained by Seller (the "Excluded Assets").

2.16     Trust Fund Payment. Within six (6) months of the Closing Date, Seller shall prepare and deliver to Buyer a statement (a "Trust Statement") setting forth, as of the Closing Date, any of (i) the market value of the assets in any trusts that relate to pre-need contracts performed prior to Closing, (ii) any investment income earned on assets in any trusts prior to the Closing, and (iii) any other amounts that Seller was legally entitled to withdraw from any trusts at or prior to, or as a result of circumstances occurring at or prior to, the Closing (including any amounts held solely because regulatory approval for withdrawal is required but has not been obtained or because such amount was not timely theretofore withdrawn) (collectively, the "Earned Amount"). If Buyer objects to the Seller's calculation of the amounts set forth in a Trust Statement, Buyer may, within thirty (30) days of delivery of the Trust Statement deliver a notice to Seller disputing the calculation and setting its calculations in respect thereof. If Buyer does not deliver such a notice within such time period, then Buyer shall be deemed to agree with Seller's calculations in all respects. The parties shall attempt to resolve any such dispute in good faith. If the parties are unable to resolve the dispute within thirty (30) days of the delivery of Buyer's objection, then the parties shall be free to pursue all rights and remedies available to them under applicable law. Buyer shall pay Seller the Earned Amount within five (5) days following the expiration of the above objection period or resolution of the dispute, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1     Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and has all necessary company power and authority to own, lease and operate its properties and to carry on its business as now owned, leased and operated by it.

3.2     Authority and Consent. Seller has the right, power, legal capacity and limited liability company and other authority to enter into and perform its obligations under this Agreement; except for the approval of Seller's lender, no approvals or consents of any other persons are necessary in connection therewith. This Agreement and all other agreements, documents and instruments executed in connection herewith constitute valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms.

3.3     Defaults. Seller's execution of this Agreement and the performance of its obligations hereunder will not violate or constitute a default under any of the terms or provisions of any organizational document of Seller or any lease, instrument, license, permit or other agreement to which Seller is a party or by which it or any of the Assets are bound.

3.4     All Assets Included. Except for the Excluded Assets set forth in Schedule 2.15 and the Assets that are listed in Schedules 2.1 through 2.14 to be sold to Buyer pursuant to this Agreement, there are no assets owned, leased, or held by Seller relating to the Business and no other assets have been used in the Business since December 31, 2002, other than inventory items or supplies sold or consumed in the ordinary course of the Business.

3.5    Title to and Quiet Possession of Assets.

(a) On the Closing Date, Seller will have good and marketable title to all the Assets, except for inventory or supply items sold or consumed in the ordinary course of the Business. All Assets, as of the Closing Date, shall be free and clear of restrictions on, or conditions to, transfer or assignment and shall be free and clear of mortgages, liens, pledges, security interests, liabilities, encumbrances, or other adverse claims, except for the encumbrances listed on Schedule 3.5 and those encumbrances to which Buyer has consented in writing (the "Permitted Encumbrances").

(b) On the Closing Date, Buyer will acquire full, free and exclusive use and quiet enjoyment of the Assets and all rights pertaining thereto. Except as disclosed on Schedule 3.5(b), there are no parties in possession of any of the Assets other than Seller. To the best of Seller's knowledge, there are no condemnations or other takings planned or proposed by any governmental agency or private party which will affect the Assets.

(c) Seller enjoys quiet and undisturbed possession under all leases under which it is the lessee of assets used in or relating to the Business. All leases and third party agreements pursuant to which Seller leases or possesses any real or personal property used in or relating to the Business are valid, in full force and effect and are binding in accordance with their respective terms. There is not any existing default or breach under any of the leases or third party agreements.

3.6     Condition of Equipment, etc.Except as set forth on Schedule 3.6, all material items of equipment, furniture, furnishings and rolling stock listed in Schedules 2.2 and 2.3 are in good operating condition and repair, subject only to ordinary wear and tear.

3.7     Condition of Real Property.

(a) The maintenance, operation, use, or occupancy by Seller of the Real Property does not violate any existing zoning, building, health, environmental, fire, safety or similar law, ordinance, order or regulation or the certificate or certificates of occupancy issued for such Real Property.

(b) Except as disclosed in the Phase I environmental site assessments prepared for Purchaser in connection with this Agreement and attached as Schedule 3.7(b), and except for substances used in connection with the embalming of human remains, which substances may be present in and around the graves, lawn crypts and mausoleums at each of the Cemeteries: (i) No Hazardous Materials (as hereinafter defined) are contained in, exist on, under or about the Real Property or have been transported to or from the Real Property or used, generated, manufactured, stored or disposed of on, under or about the Real Property; (ii) no portion of the Real Property is in violation of any federal, state or local law, ordinance, regulation, rule, permit, order or similar item relating to industrial hygiene or the environmental conditions on, under or about the Real Property (collectively, the "Environmental Requirements"), including, without limitation, soil and groundwater conditions; (iii) there is no existing, pending or, to the best of Seller's knowledge, threatened litigation (judicial or administrative) or governmental inquiry or investigation regarding environmental conditions on, under or about the Real Property; and (iv) there are no underground storage tanks on, under or about the Real Property. The term "Hazardous Materials" as used herein shall include any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, as any of those terms is defined in the Environmental Requirements, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601, et seq.).

3.8      Compliance with Law. Except as set forth on Schedule 3.8, Seller is not in material default or violation, or, to the best of Seller's knowledge, alleged default or violation, (i) under any material contract, agreement, lease, consent order, or other commitment to which it is a party in connection with the Business or to which any of the Assets or the Business is subject or bound, or (ii) under any law, ordinance, rule, regulation, writ, injunction, order or decree of any court or any foreign, federal, state, local, or other governmental department, commission, board, bureau, agency, or instrumentality.

3.9     Litigation. Except as set forth on Schedule 3.9, there is no lawsuit, action, arbitration, administrative or other proceeding, or governmental investigation pending or threatened against Seller, or materially affecting the Assets, the Business, the financial condition of Seller or the transactions contemplated by this Agreement. Seller is not subject to any court orders, writs, injunctions, court decrees, settlement agreements, or judgments.

3.10    Insurance. Seller has maintained, and will continue to maintain through the Closing Date, (i) liability insurance in at least the amounts currently in effect, with respect to all aspects of the Business, and (ii) insurance on any building, equipment or other property used in or related to the Business which are of a character usually insured against loss or damage.

3.11     Employment Matters. There are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any employees of Seller.

3.12     Compliance with Licensing Requirements. Seller has all approvals, authorizations, consents, permits, licenses and orders of all governmental agencies, whether federal, state or local, required by the nature of the Business to permit the continued operation of the Business as presently conducted (the "Permits"). Seller has fulfilled and performed its obligations under each of the Permits.

3.13     Accounts Receivable. All of the accounts receivable of Seller reflected in the Financial Statements represent or will represent valid and enforceable obligations arising from sales actually made or services actually performed by Seller in the ordinary course of business. Except to the extent paid prior to the Closing Date, such accounts receivable are or will be as of the Closing current and collectible, net of the reserves shown on the Financial Statements. Subject to such reserves, and except as disclosed on the Financial Statements, the accounts receivable have been collected or will be current and collectible within 120 days of the date such accounts are due.

3.14    Inventories. All inventories of Seller reflected in Schedule 2.4 consist of items of a quality and quantity usable and, with respect to finished goods, saleable in the ordinary course of the Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of Seller as of the Closing Date, as the case may be, and are consistent with the normal inventory levels and practices of Seller with respect to the Business.

3.15    Financial Information. Seller has provided to Buyer Seller's unaudited balance sheet and income statement at and for the year ended December 31, 2002 and at and for the period ended April 30, 2003 (the "Interim Financial Statement Date") (collectively, the "Financial Statements"). The Financial Statements (i) have been prepared from and are in accordance with the accounting records of Seller, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied in all material respects, (iii) fairly present the assets and liabilities of Seller as of the dates stated, and (iv) accurately reflect the results of operations of Seller for the periods covered by the statements.

3.16     Personnel and Employee Benefits.

(a) Set forth in Schedule 3.16(a) is a listing of the name, current salary or wage rate, last raise date and amount, current bonus arrangements, last bonus date and amount and any other compensation arrangements (including employee insurance and benefit plans) for each employee of Seller. Except for cost of living increases (estimated at approximately 2%) effective August 1, 2003, the compensation and benefits of such employees will not be changed prior to the Closing Date and no action will be taken by Seller prior to the Closing Date that would after the Closing Date affect the employment and compensation arrangements reflected in Schedule 3.16(a). Seller has paid and will pay in full (in arrears and otherwise consistent with the past practices of the Business) to all its employees all due and owing wages, salaries, commissions, bonuses, fringe benefit payments and all other direct and indirect compensation of any kind for all services performed by them and each of them to the Closing Date.

(b)  Set forth on Schedule 3.16(b) is a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by Seller for the benefit of its employees.

3.17     Records.  The original copies of all books and records pertaining to the Business including, without limitation, all contracts evidencing pre-need sales will be delivered to Buyer at the Closing. Seller has properly maintained and at the Closing will deliver to Buyer (i) detailed records describing each burial, entombment or inurnment in the Cemeteries, showing the date of the burial, entombment or inurnment, the name of the person buried, the exact location of such burial, entombment or inurnment and all of the merchandise sold and delivered therewith; (ii) sale maps for all pre-need mausoleum crypts, niches and burial gardens, indicating thereon the quantity still available for sale; (iii) detailed records of all pre-need cemetery merchandise attached to realty and permanently installed or stored in a bonded warehouse; and (iv) detailed records of any pre-need sales funded or to be funded through insurance policies.

3.18     Operation of the Cemeteries.

(a) Each Cemetery is a perpetual care cemetery. Except as set forth in Schedule 3.8, Seller and the Cemeteries will be in material compliance with all provisions of federal, Kentucky and local law regarding the regulation of cemeteries applicable to Seller or the Cemeteries at Closing. Seller has operated only in the ordinary course of business since December 31, 2002 and has not sold or otherwise disposed of or encumbered any material assets used in the Business since that date, except for sales of inventory in the ordinary course of business.

(b) Except as set forth on Schedule 3.8, Seller is, and at all times since December 31, 2001 has been, in material compliance with the terms and conditions of the consumer contracts listed on Schedule 2.12 hereof and is not aware of any defaults by Seller to such contracts.

(c) All Perpetual Care Trusts required to be established by Kentucky law with respect to the Cemeteries have been established in accordance with such laws and at Closing will have been funded, invested, administered, maintained and operated in compliance with all applicable provisions of such laws. On the Closing Date, Seller will have fully deposited in the Perpetual Care Trusts all amounts required to be deposited therein with respect to funds collected from sales prior to the Closing Date.

(d) All Merchandise Trusts required to be established by Kentucky law with respect to the Cemeteries have been established in accordance with such laws and at Closing will have been funded, invested, administered, maintained and operated in compliance with all applicable provisions of such laws. On the Closing Date, Seller will have fully deposited in the Merchandise Trusts all amounts required to be deposited therein with respect to funds collected from sales prior to the Closing Date.

(e) All Pre-Paid Funeral Trusts required to be established by Kentucky law with respect to the Cemeteries have been established in accordance with such laws and at Closing will have been funded, invested, administered, maintained and operated in compliance with all applicable provisions of such laws. On the Closing Date, Seller will have fully deposited in the Pre-Paid Funeral Trusts all amounts required to be deposited therein with respect to funds collected from sales prior to the Closing Date.

(f) All Preconstruction Mausoleum Trusts required to be established by Kentucky law with respect to the Cemeteries have been established in accordance with such laws and at Closing will have been funded, invested, administered, maintained and operated in compliance with all applicable provisions of such laws. On the Closing Date, Seller will have fully deposited in the Preconstruction Mausoleum Trusts all amounts required to be deposited therein with respect to funds collected from sales prior to the Closing Date.

(g) After the Closing Date, and except as provided in Section 2.16 hereof, Seller shall have no rights whatsoever with respect to the Perpetual Care Trusts, the Merchandise Trusts, the Pre-Paid Funeral Trusts or the Preconstruction Mausoleum Trusts; Buyer shall have the sole right, power and responsibility to amend those trust agreements and to change the trustees, depositories and investment advisors, subject only to compliance with applicable Kentucky laws as to the nature of the institution which may serve as trustee, depository or investment advisor, and Buyer shall hold Seller harmless for administration of and liability under the Perpetual Care Trusts, the Merchandise Trusts, the Pre-Paid Funeral Trusts and the Preconstruction Mausoleum Trusts after the Closing Date.

3.19    Brokers. Neither Seller nor any of its officers, managers, employees or agents have employed any broker, agent or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

3.20     Disclosure. To the best of Seller's knowledge, this Agreement, the Schedules hereto, the Financial Statements and all other documents and information furnished by Seller or its representatives to Buyer or its representatives pursuant hereto do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. Copies of all documents furnished to Buyer in connection with this Agreement or pursuant hereto are true and complete in all material respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1     Organization. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Indiana and has all necessary company power and authority to own, lease and operate its properties and to carry on its business as now owned, leased and operated by it.

4.2    Authority and Consent. Buyer has the right, power, legal capacity and limited liability company and other authority to enter into and perform its obligations under this Agreement; no approvals or consents of any other persons are necessary in connection therewith. This Agreement and all other agreements, documents and instruments executed in connection herewith constitute valid and binding obligations of Buyer and are enforceable against Buyer in accordance with their terms.

4.3     Defaults. Buyer's execution of this Agreement and the performance of its obligations hereunder will not violate or constitute a default under any of the terms or provisions of any organizational document of Buyer or any lease, instrument, license, permit or other agreement to which Buyer is a party or by which it or any of its assets are bound.

4.4     Brokers. Neither Buyer nor any of its officers, managers, employees or agents have employed any broker, agent or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

ARTICLE V

SELLER'S COVENANTS

Seller hereby agrees and covenants that between the date hereof and the Closing:

5.1     Business in the Ordinary Course. Unless Buyer otherwise furnishes its written consent, Seller shall:

(a) operate the Business only in the usual, regular and ordinary course and will not change its collection procedures or sales methods to accelerate the payment of revenues;

(b) preserve intact the present business organization and material and beneficial relationships with employees, customers, suppliers and other persons having business dealings with Seller and conserve the goodwill and going business of Seller;

(c) maintain all of its structures, equipment, vehicles and other tangible personal property in its present condition, except for ordinary wear and tear or damage by unavoidable casualty; and

(d) not enter into or assume any contract or commitment for more than $25,000 or more than twelve (12) months, except for the purchase and sale of inventory in the ordinary course of business.

5.2     No Amendments; Corporate Existence. Prior to Closing, Seller shall not amend its organizational documents and shall maintain its limited liability company existence and limited liability company powers.

5.3     No Disposition or Encumbrance. Seller shall not sell, lease, transfer, dispose of, subject to any lien or encumber any of the Assets, whether real or personal, tangible or intangible, other than sales of inventory in the ordinary course of business.

5.4     Advice of Change. Seller shall promptly advise Buyer in writing of any material change in the Assets, Business, or prospects of Seller or any other condition or event which would adversely affect or otherwise render untrue the representations and warranties set forth in Article III or the covenants set forth in this Article V.

5.5     Representations and Warranties. The Business shall be conducted so as to fulfill each of the representations and warranties set forth in Article III and Seller shall not take any actions which will affect the ability of Seller to truthfully and accurately make such representations and warranties as though made at and as of the Closing Date.

5.6     Due Diligence Access. Upon reasonable advance notice received from Buyer, Seller shall grant Buyer and its officers, employees, accountants, attorneys and other authorized representatives the right, during normal business hours, to inspect the Assets and the books and records of the Cemeteries, to obtain copies of any and all documents pertaining or relating to the Assets, the Business and the liabilities and obligations of Seller, and to consult with and make inquiries of Seller's officers, directors, managers, employees, attorneys, accountants, agents and other persons having business relationships with Seller related to the ownership and operation of the Cemeteries. Such right of access shall be exercised in a manner that does not unreasonably interfere with Seller's operations. Seller shall complete and return the questionnaires submitted to it by Buyer relating to the Assets or the Business. Such inspection shall reasonably include, but is not limited to, review of Seller's books and records, tax records, corporate proceedings, contracts, trademarks, burial records, records of undelivered merchandise, service and burial rights, trust accounts and other business activities related to the Assets, the Seller, the Business and other matters pertaining to the Business in which Buyer may have an interest.

5.7     Standstill. Neither Seller, ROAC, Rock of Ages Monuments, LLC ("ROAM") or any of their respective directors, officers or employees shall solicit any other offer from any other party regarding the sale of the Assets or the Business while the June 6, 2003 letter of intent or this Agreement is in force.

5.8      Information for Post‑Closing Regulatory Filings. Seller shall accumulate and shall provide to Buyer at the Closing such information and data as may be necessary in Buyer's reasonable opinion to enable Buyer, without unreasonable effort or expense, to accurately complete and timely file (without seeking filing date extensions) any reports, filings, or other returns that are required to be filed with regard to the Business or the Assets with federal, state, or local governmental authorities within the sixty day period following the Closing, including, without limitation, the reports due to the Commonwealth of Kentucky with respect to the Perpetual Care Trusts, the Merchandise Trusts, the Pre-Paid Funeral Trusts and the Preconstruction Mausoleum Trusts.

5.9     Hiring Employees. Seller shall cooperate with all reasonable requests made by Buyer for the purpose of allowing Buyer to hire those employees of Seller that are designated by Buyer.

5.10   Financial Information. Seller shall provide to Buyer Seller's unaudited balance sheet and income statement (collectively, "Closing Financial Statements") at and for the period ended not more than thirty (30) days prior to Closing (the "Closing Interim Financial Statements"). The Closing Financial Statements shall (i) have been prepared from and be in accordance with the books and records of Seller, (ii) have been prepared in accordance with GAAP in all material respects, (iii) fairly present the assets and liabilities of Seller as of the date stated, and (iv) accurately reflect the results of operations of Seller for the period covered by the statements.

ARTICLE VI

BUYER'S COVENANTS

Buyer hereby agrees and covenants that:

6.1     Funeral Home Construction. Buyer shall not construct any funeral homes on any of the Cemeteries for a period of five years after the Closing Date without the prior written consent of Seller or its parent company, Rock of Ages Memorials, Inc.; provided, however that such consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that the withholding of consent shall not be deemed unreasonable if Rock of Ages Memorials, Inc. demonstrates that the construction of the proposed funeral home would result in a material loss of monument sales for Rock of Ages Memorials, Inc. or its subsidiaries and affiliates.

6.2    Monument Sections. Buyer shall permanently designate and maintain upright monument sections in each of the Cemeteries, except Louisville West, as set forth on Schedule 6.2. These permanent upright movement sections shall be specifically delineated on the plan for each Cemetery and shall be attached to Schedule 6.2.

ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING

7.1    Buyer's Conditions. All obligations of Buyer that are to be discharged under this Agreement at the Closing are subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct at the Closing with the same force and effect as if made at the Closing.

(b) Compliance. Seller shall have performed, complied with and fulfilled all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by Seller at or prior to the Closing.

(c) No Proceedings. No action or proceedings shall have been instituted against and no order, decree or judgment of any court, agency, commission or governmental authority shall exist or be threatened against Buyer or Seller which seeks to restrain or will render it unlawful as of the Closing Date to effect the transactions contemplated hereby.

(d) Consents, Approvals. All approvals or consents of third parties, including federal, state and local authorities and creditors of the Seller (if applicable), the granting of which are necessary to consummate the transactions contemplated hereby and to permit Buyer to use and enjoy the Assets for the purposes for which they have previously been used by Seller, shall have been obtained by the parties. Such consents and approvals shall include, without limiting the generality of the foregoing, the granting to Buyer of licenses or permits to operate the perpetual care Cemeteries and to sell pre-need cemetery merchandise, pre-paid funeral services and spaces, crypts and niches in a mausoleum, underground crypt or columbarium prior to its construction by the Commonwealth of Kentucky and any other approval required by the Commonwealth of Kentucky or any local authorities.

(e) No Material Adverse Change. There shall have been no material adverse changes in the Assets or the Business.

(f) Due Diligence Complete. Buyer shall have completed, to its satisfaction, its due diligence review of Seller, the Assets and the Business.

(g) Survey; Title Commitment; Environmental. Buyer shall have obtained the following items pertaining to the Real Property in form and substance reasonably satisfactory to Buyer and its counsel:

(i) At Buyer's expense, surveys of the Real Property prepared in accordance with the Minimum Standard Detail Requirements of a Land Title Survey as jointly established by the American Land Title Association and the American Congress on Surveys and Mapping, duly certified to Buyer, Seller and the title company, and otherwise satisfactory in form and substance to Buyer and its counsel;

(ii) At Buyer's expense, ALTA Extended Owner's Form B policies of title insurance covering the Real Property, with a 3.1 zoning, access, contiguity and environmental endorsements, if available, and such other endorsements as Buyer may require, and otherwise satisfactory in form and substance to Buyer and its counsel; and

(iii) At Buyer's expense, Phase I and, if necessary, a Phase II environmental audits of the Real Property.

(h) Closing Delivery. Buyer shall have received from Seller all of the instruments, documents and certificates described in Section 9.2, and the form and substance of all such deliveries shall be reasonably satisfactory in all respects to Buyer and its counsel.

(i) Completion of Schedules. The Schedules attached hereto shall have been completed to Buyer's satisfaction.

7.2     Seller's Conditions. All obligations of Seller that are to be discharged under this Agreement at the Closing are subject to the following conditions:

(a)  Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct at the Closing with the same force and effect as if made at the Closing.

(b) Compliance. Buyer shall have performed, complied with and fulfilled all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by Buyer at or prior to the Closing.

(c) No Proceedings. No action or proceedings shall have been instituted against and no order, decree or judgment of any court, agency, commission or governmental authority shall exist or be threatened against Buyer or Seller which seeks to restrain or will render it unlawful as of the Closing Date to effect the transactions contemplated hereby.

(d) Consents, Approvals. All approvals or consents of third parties, including federal, state and local authorities and creditors of the Seller (if applicable), the granting of which are necessary to consummate the transactions contemplated hereby and to permit Buyer to use and enjoy the Assets for the purposes for which they have previously been used by Seller, shall have been obtained by the parties. Such consents and approvals shall include, without limiting the generality of the foregoing, the granting to Buyer of licenses or permits to operate the perpetual care Cemeteries and to sell pre-need cemetery merchandise, pre-paid funeral services and spaces, crypts and niches in a mausoleum, underground crypt or columbarium prior to its construction by the Commonwealth of Kentucky and any other approval required by the Commonwealth of Kentucky or any local authorities.

(e) Closing Delivery. Seller shall have received from Buyer all of the instruments, documents and certificates described in Section 9.3, and the form and substance of all such deliveries shall be reasonably satisfactory in all respects to Buyer and its counsel.

(f) Completion of Schedules. The Schedules attached hereto shall have been completed to Seller's satisfaction.

ARTICLE VIII

TERMINATION AND REMEDIES

8.1    Termination. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Seller and Buyer;

(b) by Buyer (i) if any condition precedent to Buyer's obligations as set forth in Article VII has not been satisfied prior to September 30, 2003 or waived by Buyer, or (ii) if Seller shall fail to consummate the purchase of the Assets other than by reason of Buyer's breach of this Agreement; or

(c) By Seller (i) if any condition precedent to Seller's obligations as set forth in Article VII has not been satisfied prior to September 30, 2003 or waived by Seller, or (ii) if Buyer shall fail to consummate the purchase of the Assets other than by reason of Seller's breach of this Agreement.

(d) By any party pursuant to written notice, if (i) any governmental entity, the consent of which is a condition to the obligations of the parties to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transaction provided for in this agreement and such order, judgment or decree shall have become final and nonappealable.

8.2     Method of Termination. If either Seller or Buyer elects to terminate this Agreement, they shall do so by written notice to that effect to the other party, stating the basis for such termination.

8.3     Consequences of Termination. In the event of termination of this Agreement, it shall forthwith become void and there shall be no liability on the part of the parties (except as set forth below in this Section 8.3) and each party hereto shall return to the others all documents and materials obtained from it or them in connection with the transactions contemplated by this Agreement. In the event of termination under Section 8.1(a) or (d), the parties shall be deemed to have released each other from any liability arising from the termination of this agreement. In the event of termination under Section 8.1(b) or (c), after satisfaction or waiver of all conditions precedent in Article VII, the parties shall retain all rights and remedies, if any, pertaining to any claim for breach of this agreement.

8.4    Specific Performance. Each of the parties hereby acknowledges that the Assets to be sold and purchased by this Agreement are unique and that Buyer shall have, in addition to any other legal or equitable remedies available to it, the right to enforce this Agreement by decree of specific performance.

ARTICLE IX

THE CLOSING

9.1     Time and Place. Consummation of the transactions contemplated by this agreement (the "Closing") shall take place at the offices of Seller's attorney, not later than September 30, 2003, unless the parties hereto otherwise agree to extend the time for Closing in writing. The date of the Closing shall be referred to herein as the "Closing Date."

9.2     Deliveries to Buyer. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a) all instruments of transfer, bills of sale, general warranty deeds and other documents necessary to transfer the Assets to Buyer;

(b) written evidence that all Assets are free and clear of restrictions on, or conditions to, transfer or assignment, and are free and clear of mortgages, liens, security interests, encumbrances, or other adverse claims, including UCC financing statements and other appropriate lien searches;

(c) certificates of Seller as to the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants, agreements, obligations and conditions required by this Agreement;

(d) copies of all resolutions adopted by the managers or members of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a certificate, duly executed by the Secretary of Seller, stating that such copies are true, complete and correct, and that the resolutions have been duly adopted by the managers or members and remain in full force and effect;

(e) executed copies of the agreements listed and described on Schedule 9.2(e); and

(f) all other items required to be delivered hereunder or as may be requested by Buyer to facilitate the Closing of the transactions contemplated hereby.

9.3    Deliveries to Seller. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) cashier's check, certified check or wire transfer of funds in the amount of $6,750,000.00;

(b) executed copies of the agreements listed and described on Schedule 9.2(e); and

(c) certificates of Buyer as to the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants, agreements, obligations and conditions required by this Agreement;

(d) copies of all resolutions adopted by the managers or members of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a certificate, duly executed by the Secretary of Buyer, stating that such copies are true, complete and correct, and that the resolutions have been duly adopted by the managers or members and remain in full force and effect;

(e) all other items required to be delivered hereunder or as may be requested by Seller to facilitate the Closing of the transactions contemplated hereby.

9.4      Public Statements. At the Closing, Buyer and Seller shall jointly issue the press release attached or to be attached as Schedule 9.4 and such other public statements agreed upon by the parties. Neither party shall issue any public statements about the transactions contemplated herein other than those required by federal or state securities laws without the written consent of the other party.

ARTICLE X

INDEMNIFICATION

10.1    Seller's General Indemnification Covenants. Subject to the provisions of Section 10.2, Seller shall save and keep Buyer harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), asserted against, sustained or incurred by the Buyer as a result of, arising out of or by virtue of (i) any misrepresentation, breach of any warranty or representation, or non-fulfillment or breach of any agreement or covenant contained herein on the part of Seller; (ii) any claim, lawsuit, obligation, tax deficiency, or other liability or expense which was not an Assumed Liability; (iii) the conduct of the Business prior to the Closing Date, but limited to the time during which Seller owned the Business; (iv) any and all broker's, finder's or similar fees payable by Seller in connection with the transactions contemplated hereunder;

10.2    Limitations on Indemnification. The obligations of Seller pursuant to Section 10.1 are subject to the following limitations:

(a) In no event shall the obligation of Seller to indemnify the Buyer pursuant to Section 10.1 exceed Three Million, Three Hundred Seventy Five Thousand Dollars ($3,375,000) in the aggregate.

(b) Seller shall not have any indemnification obligation with respect to the first Fifty Thousand Dollars ($50,000) of total liabilities incurred under Section 10.1(i), unless the total aggregate liabilities of Seller under Section 10.1(i) equal or exceed such amount, in which case the indemnification obligations of Seller will include only liabilities in excess of Fifty Thousand Dollars ($50,000) incurred under Section 10.1(i) (subject to the maximum aggregate amount set forth in Section 10.2(a) above).

10.3     Conditions of Indemnification Pursuant to Section 10.1.

(a) Promptly following the occurrence of an event giving rise to Damages or upon the receipt by the Buyer of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, (a "Third Party Claim") which is subject to indemnification pursuant to Section 10.1, the Buyer (i) shall notify Seller of its existence, setting forth the facts and circumstances of which the Buyer has received notice, specifying the basis hereunder upon which the Buyer's claim for indemnification is asserted.

(b) The Buyer shall, upon reasonable notice by Seller, tender the defense of a Third Party Claim to Seller. If Seller accepts responsibility for the defense of a Third Party Claim, then it shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, Seller shall give written notice of its intentions to settle to the Buyer. The Buyer shall have the right to be represented by counsel at its own expense in any defense conducted by Seller.

(c) If, in accordance with the foregoing provisions of this Section 10.3, the Buyer shall be entitled to indemnification against a Third Party Claim, and if Seller shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 10.3, the Buyer shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Buyer deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of Buyer's intention to settle is given to Seller. If, pursuant to this Section 10.3, the Buyer so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Buyer shall be reimbursed by Seller for the reasonable attorneys' fees and other expenses of defending the Third Party Claim (including, without limitation, payment of any judgment or settlement) which are incurred by Buyer from time to time. Such payment shall be made within thirty (30) days following the presentation to Seller of itemized bills for said attorneys' fees and other expenses.

10.4      Buyer's Indemnification Covenants. Buyer shall save and keep Seller harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by the Seller as a result of, arising out of or by virtue of (i) any misrepresentation, breach of any warranty or representation, or non-fulfillment or breach of any agreement or covenant contained herein on the part of Buyer; (ii) any claim, lawsuit, obligation, tax deficiency, or other liability or expense which is an Assumed Liability; (iii) the conduct of the Business after the Closing Date; (iv) any and all broker's, finder's or similar fees payable by Buyer in connection with the transactions contemplated hereunder.

ARTICLE XI

MISCELLANEOUS

11.1     Survival.

(a) Except as otherwise specifically provided herein, all representations, warranties, covenants and agreements of the parties contained herein and in the Schedules and the Exhibits hereto and in any closing certificates delivered pursuant hereto shall survive the execution and delivery of this agreement and the Closing; provided, however, that, notwithstanding the foregoing, the representations and warranties set forth herein shall survive the execution and delivery hereof and the Closing for a period of eighteen (18) months after the Closing Date.

(b) Notwithstanding the provisions of Section 11.1(a) above, the covenants and agreements contained in Article VI shall survive the Closing Date for the period of performance set forth therein.

11.2     Good Faith. Each party hereto shall act in good faith in an attempt to cause all the conditions precedent to its obligations under this Agreement to be satisfied. Each party hereto will act in good faith and take all reasonable actions within its capability necessary to render accurate as of the Closing Date its representations and warranties required to be true as of such time and set forth in this Agreement.

11.3     Payment of Expenses. Except as otherwise provided herein, and whether or not the transactions provided for herein shall be consummated, each party hereto shall pay his or its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

11.4     Assignment, Successors and Assigns. No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of all other parties hereto, given or withheld in their sole discretion. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective heirs, personal representatives, successors and permitted assigns. Notwithstanding any other provision of this Agreement, Buyer shall be entitled to assign its rights under this Agreement to an affiliated entity, provided that Buyer shall not be released from its obligations hereunder.

11.5     Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery in person if the party to whom notice is given issues a receipt therefore; (b) three days after deposit if mailed by registered or certified mail, return receipt requested; or (c) the next business day after delivery to an overnight delivery service to the party to whom notice is to be given, addressed as follows:

If to Seller:

Rock of Ages Kentucky Cemeteries, LLC
c/o Rock of Ages Corporation
369 North State Street
Concord, New Hampshire
Attention: Michael B. Tule

If to Buyer:

Saber Management, LLC
612 North Webster Street
Kokomo, Indiana 46901
Attention: David A. Sullivan

With copy to:

Harry F. Todd
Bose McKinney & Evans LLP
2700 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, Indiana 46204

11.6     Amendments. This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto.

11.7     Time of Essence. Time is of the essence in the performance of this Agreement.

11.8     Headings and Captions. The headings and captions contained in this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

11.9     Entire Agreement. This Agreement, including all Schedules and all documents delivered hereby, constitutes the entire agreement between the parties pertaining to the subject matter contained in it, and supersedes all prior and contemporaneous agreements and understandings of the parties.

11.10    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky and of the United States applicable in Kentucky. Each party hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

11.11     Severability.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

11.12     Further Assurances. The parties hereto, on behalf of themselves and their respective successors and assigns, covenant and agree to take or cause to be taken all such further acts, including the execution and delivery of documents, instruments, conveyances, and powers of attorney, as may be requested to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Seller covenants and agrees to (a) take any and all actions, and to execute, acknowledge and deliver any and all documents and assurances as Buyer may require for transferring and assigning the Assets to Buyer, and to protect the right, title and interest of Buyer in and to, and its enjoyment of, the Assets, and (b) cooperate with Buyer, lend reasonable assistance and provide additional information to Buyer as may be necessary for Buyer to respond to inquiries from or to comply with reporting obligations to federal, state, or local governmental authorities with regard to the Business or the Assets (including the Perpetual Care Trusts, Merchandise Trusts, Pre-Paid Funeral Trusts and Preconstruction Mausoleum Trusts) for periods prior to the Closing Date.

11.13     Rights of Non‑Parties. Except as otherwise provided in Article VI hereof, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement is not intended to convey to any other third party with any pre‑existing contractual or legal relationship with Seller any rights as third‑party beneficiary or create any obligation to any such party in privity with Buyer.

11.14     Tax Consequences. Each party represents and warrants that it has made an independent evaluation of the tax consequences to such party of this Agreement and the transactions contemplated thereby. No party shall have any recourse against any other party to this Agreement nor shall this Agreement be affected in any way if the consummation of this Agreement and the transactions contemplated thereby do not have the tax consequences anticipated by such party; provided that the foregoing shall not limit a party's liability for breach of any representation, warranty, covenant or agreement set forth herein.

11.15      Counterparts. This Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures were on the same instrument. This Agreement shall be effective and binding upon all parties hereto as of the time when all parties have executed a counterpart of this Agreement.

11.16       Exhibits. Each Exhibit (herein an "Exhibit") or Schedule (herein a "Schedule") delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement. The parties may agree, with respect to any Schedule or Exhibit required to be attached hereto that such Schedule or Exhibit, if mutually satisfactory, may be attached hereto after the date of execution hereof and prior to the Closing and, after mutual approval thereof, such subsequently attached Schedule or Exhibit shall be treated as if it were attached hereto as of the date of execution hereof. All Exhibits and Schedules attached hereto are specifically incorporated herein by reference and made a part hereof. The words "Agreement," "herein" and "hereof" as used herein shall in all respects include the entirety of this Agreement together with all Exhibits and Schedules attached hereto and all documents required or permitted to be delivered hereunder.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement on and effective as of the date first above written.

SELLER

ROCK OF AGES KENTUCKY CEMETERIES, LLC

By: /s/ Kurt M. Swenson
Kurt M. Swenson
Chairman and Chief Executive Officer

BUYER

SABER MANAGEMENT, LLC

By: /s/ David A. Sullivan
David A. Sullivan
President

List of Schedules*

1.0	List of Cemeteries
1.2	Assumed Liabilities
1.4	Allocation of Purchase Price
2.1	Real Property
2.2	Equipment, Furniture and Furnishings
2.3	Rolling Stock
2.4	Inventory
2.5	Receivables
2.6	Perpetual Care Trust Information
2.7	Pre-Need Cemetery Merchandise Trust Information
2.8	Pre-Paid Funeral Trust Information
2.9	Preconstruction Mausoleum Trust Information
2.10	Licenses and Permits
2.11	Description of Tradenames, Trademarks, etc.
2.12	Contracts
2.13	Business Records
2.14	Miscellaneous Assets
2.15	Excluded Assets
3.5	Encumbrances to Real Estate
3.5(b)	Parties in Possession of Assets
3.6	Condition of Equipment
3.7(b)	Environmental Reports
3.8	Compliance with Law
3.9	Litigation
3.16(a)	Personnel
3.16(b)	Employee Benefit Plans
6.2	Monument Sections
9.2(e)	Concurrent Agreements
9.4	Press Release

* The Schedules identified above have been omitted pursuant to S-K Item 601(b)(2). Registrant agrees to furnish supplementally a copy of any of the above schedules to the Commission upon request.

EXHIBIT 10.4

August 8, 2003

Rock of Ages Corporation
772 Graniteville Road
Barre, Vermont 05654

Attention: Chief Executive Officer

Re:    Eurimex Expenses

Gentlemen:

We refer to the Financing Agreement, dated as of December 17, 1997 (as amended, the "Financing Agreement"), among Rock of Ages Corporation, Rock of Ages Kentucky Cemeteries, LLC, Carolina Quarries, Inc., Autumn Rose Quarries, Inc., Pennsylvania Granite Corp., Keith Monument Company LLC, Rock of Ages Memorials Inc. and Sioux Falls Monument Co. (collectively, the "Companies"), the lenders from time to time parties thereto (the "Lenders"), and The CIT Group/Business Credit, Inc., as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not defined shall have the meanings set forth in the Financing Agreement.

Subparagraph 14 of Section 7 of the Financing Agreement requires the Companies to maintain at all times, on a consolidated basis, an Operating Cash Flow of at least 1.25 to 1 (the "Operating Cash Flow Covenant"). You have informed the Agent that, solely as a result of certain expenses incurred by the Companies in connection with an arbitration in Luxembourg relating to the termination of an exclusive distribution agreement by the Companies (collectively, the "Eurimex Expenses"), the Companies (a) are not in compliance with the Operating Cash Flow Covenant for the period of twelve (12) fiscal months ending on or about June 30, 2003 and (b) may not be in compliance with the Operating Cash Flow Covenant for the period of twelve (12) fiscal months ending on or about each of September 30, 2003, December 31, 2003 and March 31, 2004.

The Lenders hereby agree that, solely for purposes of determining the Operating Cash Flow Ratio for each period set forth below, the Eurimex Expenses shall be excluded from the calculation of Operating Cash Flow for such period, provided that the aggregate amount of Eurimex Expenses excluded from Operating Cash Flow for such period shall not exceed the amount set forth opposite such period:

Period	Maximum Aggregate Eurimex Expenses
twelve fiscal months ending on or about June 30, 2003	$4,016,000
twelve fiscal months ending on or about September 30, 2003	$3,466,000
twelve fiscal months ending on or about December 31, 2003	$2,441,000
twelve fiscal months ending on or about March 31, 2004	$1,856,000

This letter shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

Except to the extent expressly set forth herein, no other waiver of any of the terms, provisions or conditions of the Financing Agreement is intended or implied and nothing herein shall constitute a waiver of any existing or future Defaults or Events of Default (whether or not the Agent or any Lender has knowledge thereof).

Please indicate your agreement to the terms and conditions set forth in this letter by signing a copy hereof and returning it to the Agent. This letter shall become effective upon the Agent's receipt of a fully-executed copy hereof.

Very truly yours,
THE CIT GROUP/BUSINESS CREDIT, INC. By:/s/ Nick Malatestinic________ Name: Nick Malatestinic Title: Vice President and Team Leader

ACKNOWLEDGED AND AGREED TO BY:

ROCK OF AGES CORPORATION By:/s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

ROCK OF AGES KENTUCKY CEMETERIES, LLC By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

CAROLINA QUARRIES, INC. By:/s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

AUTUMN ROSE QUARRIES, INC. By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

PENNSYLVANIA GRANITE CORP. By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

KEITH MONUMENT COMPANY LLC By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

ROCK OF AGES MEMORIALS INC. By:/s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

SIOUX FALLS MONUMENT CO. By:/s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

FLEET NATIONAL BANK, as a Lender By:___________________________________ Name: Title: